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                                                                   EXHIBIT 10.15


                               OFFICE SPACE LEASE

                                       FOR



                           SUITE # 200, MILLENNIUM III



                           CONSHOHOCKEN, PENNSYLVANIA



                                 BY AND BETWEEN


                      WASHINGTON STREET ASSOCIATES II, L.P.


                                  (AS LANDLORD)

                                       AND


                             VIASYS HEALTHCARE INC.


                                   (AS TENANT)


                             Date: October 3, 2001


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                                TABLE OF CONTENTS
                                                                           PAGE
                                                                           ----
1.    DEFINITIONS.........................................................   1
2.    PREMISES............................................................   1
3.    COMPLETION OF PREMISES..............................................   1
4.    COMMENCEMENT DATE...................................................   1
5.    USE OF PREMISES.....................................................   1
6.    FIXED BASIC RENT....................................................   2
7.    REAL ESTATE TAXES...................................................   2
8.    OPERATING EXPENSES..................................................   5
9.    INTEREST AND LATE CHARGE............................................  12
10.   INSURANCE...........................................................  13
11.   REPAIRS AND MAINTENANCE.............................................  16
12.   UTILITIES AND SERVICES..............................................  16
13.   GOVERNMENTAL REGULATIONS............................................  18
14.   SIGNS...............................................................  18
15.   ALTERATIONS, ADDITIONS AND FIXTURES.................................  18
16.   MECHANIC'S LIENS....................................................  19
17.   LANDLORD'S RIGHT OF ENTRY...........................................  20
18.   DAMAGE BY FIRE OR OTHER CASUALTY....................................  21
19.   NON-ABATEMENT OF RENT...............................................  22
20.   INDEMNIFICATION.....................................................  22
21.   CONDEMNATION........................................................  23
22.   QUIET ENJOYMENT.....................................................  24
23.   RULES AND REGULATIONS...............................................  24
24.   ASSIGNMENT AND SUBLEASE.............................................  25
25.   [Intentionally Omitted].............................................  28
26.   SUBORDINATION.......................................................  28
27.   CURING TENANT'S DEFAULTS............................................  29
28.   SURRENDER...........................................................  29
29.   DEFAULTS-REMEDIES...................................................  29
30.   CONDITION OF PREMISES...............................................  33
31.   HAZARDOUS SUBSTANCES................................................  33
32.   RECORDING...........................................................  34
33.   BROKERS' COMMISSION.................................................  34
34.   NOTICES.............................................................  34
35.   IRREVOCABLE OFFER:  NO OPTION.......................................  35
36.   INABILITY TO PERFORM................................................  35
37.   SURVIVAL............................................................  36
38.   AUTHORITY...........................................................  36
39.   TENANT REPRESENTATIONS AND WARRANTIES...............................  36
40.   WAIVER OF INVALIDITY OF LEASE.......................................  36
41.   SECURITY DEPOSIT....................................................  36
42.   ESTOPPEL CERTIFICATE................................................  37
43.   RIGHTS RESERVED BY LANDLORD.........................................  37

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                                                                           PAGE
                                                                           ----
44.   MISCELLANEOUS.......................................................  38
45.   ADDITIONAL DEFINITIONS..............................................  39

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         THIS LEASE (the "Lease") is made the ____ day of October, 2001 between
WASHINGTON STREET ASSOCIATES, L.P. (herein referred to as "Landlord") whose address is 700 South Henderson Road, Suite 225, King of Prussia, Pennsylvania 19406 and VIASYS HEALTHCARE INC. (herein referred to as "Tenant"), a Delaware corporation whose address is 700 South Henderson Road, Suite 202, King of Prussia, Pennsylvania, 19406.

                                    PREAMBLE

                     BASIC LEASE PROVISIONS AND DEFINITIONS

         In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease shall have only the meanings set forth in this Section, unless such meanings are expressly modified, limited or expanded elsewhere in this Lease.

A. ADDITIONAL RENT shall mean all sums in addition to Fixed Basic Rent payable by Tenant to Landlord pursuant to the provisions of the Lease.

B. BROKER(S) shall mean Tadley & Associates and OPG Advisors, LLC.

C. BUILDING shall mean the building known as Millennium III of the Millennium Corporate Center (the "Project") located on the Property containing 69,414 rentable square feet of space as set forth on Exhibit C. The Building is also identified as Unit B pursuant to that certain Declaration of Condominium of Millennium, A Condominium dated October 18, 2000 and recorded October 20, 2000 in the Montgomery County Recorder of Deeds at Deed Book 335 page 2384 ET SEQ. (the "Declaration").

D. BUILDING HOLIDAYS shall be those holidays listed on Exhibit D.

E. EXHIBITS shall be the following, attached to this Lease and incorporated in this Lease and made a part of this Lease:

         Exhibit A              Premises
         Exhibit B              Legal Description of Property
         Exhibit C              Building Measurement
         Exhibit D              Work Letter
         Exhibit E              Building Holidays
         Exhibit F              Janitorial Specifications
         Exhibit G              Rules and Regulations
         Exhibit H              Tenant Estoppel Certificate
         Exhibit I              Confirmation of Lease Term
         Exhibit J              Competitors
         Exhibit K              Additional Space Plans and Specifications



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FIXED BASIC RENT shall be calculated and payable as follows:

                                Rate Per
              Rentable          Rentable             Yearly           Monthly
   Months     Sq. Ft.           Sq. Foot              Rate          Installment
                           (net of utilities)
     1-3           7,964         $ 0.00               None              None
    4-15           7,964         $ 32.50          $ 258,830.00      $ 21,569.17
    16-27          7,964         $ 33.00          $ 262,812.00      $ 21,901.00
    28-39          7,964         $ 33.50          $ 266,794.00      $ 22,232.83
    40-51          7,964         $ 34.00          $ 270,776.00      $ 22,564.67
    52-63          7,964         $ 34.50          $ 274,758.00      $ 22,896.50

F. OPERATING EXPENSES STOP shall mean Four Dollars ($4.00) per rentable square foot of the Premises.

G. PERMITTED USE shall be general office use and for no other purpose, subject to all applicable laws and all rules and regulations of the Building and insurers of the Building.

H. PREMISES shall be approximately seven thousand nine hundred sixty four (7,964) rentable square feet on the second level of the Building as shown on Exhibit A. The measurement of the Premises is as set forth on Exhibit C.

I. PROPERTY shall mean the buildings (including the Building) in the Project and the lot, tract or parcel of land on which the buildings are situated and all improvements thereto as more particularly described on Exhibit B attached hereto which is subject to the Declaration.

J. REAL ESTATE TAXES STOP shall mean One and 50/100 Dollars ($1.50) per rentable square foot of the Premises.

K. RENT COMMENCEMENT DATE shall mean that date which is three (3) months next following the Commencement Date.

L. SECURITY DEPOSIT shall be the sum of $64,707.51 which shall be held in accordance with Section 41 of the Lease.

M. TARGET DATE shall be November 16, 2001, provided this Lease has been executed and delivered by the Tenant on or before October 5, 2001. In the event the Tenant fails to execute this Lease on or before October 5, 2001, then the Target Date shall be extended one (1) day for each one (1) business day after October 5, 2001 until such time as the Tenant executes and delivers this Lease to Landlord.

N. TENANT'S OPERATING EXPENSES SHARE shall mean 11.47 percent.

O. TENANT'S TAX SHARE shall mean 11.47 percent.

P. TERM shall mean the period of time commencing on the Commencement Date (as defined in Section 4 of the Lease) and ending on the date which is five (5) years and three (3) months

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following the Commencement Date, plus the number of days remaining in the calendar month in which such date occurs unless otherwise terminated or extended pursuant to the terms of this Lease.


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         For and in consideration of the covenants contained in this Lease, and upon the terms and conditions set forth in this Lease, Landlord and Tenant, intending to be legally bound, agree as follows:

         1. DEFINITIONS. The definitions set forth in the preceding Preamble shall apply to the same capitalized terms appearing in this Lease. Additional definitions are contained in Section 45 and throughout this Lease.

         2. PREMISES. Landlord hereby demises and leases the Premises to Tenant and Tenant hereby leases and takes the Premises from Landlord for the Term and upon the terms, covenants, conditions, and provisions set forth in this Lease, including the Preamble (this "Lease"). The Tenant's interest in the Premises as tenant shall include the right, in common with Landlord and other occupants of the Building, to use driveways, sidewalks, loading and parking areas, lobbies, hallways and other facilities which are located within the Property and which are designated by Landlord from time to time for the use of all of the tenants of the Building (the "Common Facilities") as well as all the Common Elements (as defined in the Declaration). Tenant shall only be entitled to use at any one time up to 3.5 unreserved parking spaces per each 1,000 rentable square feet of space contained within the Premises. Tenant's use of such parking spaces shall be without any separate cost or charge to Tenant or those persons actually using such spaces, except to the extent Tenant is allocated Operating Expenses or Real Estate Taxes on account of such parking spaces as provided elsewhere in this Lease.

         3. COMPLETION OF PREMISES. The Premises shall be completed in accordance with the Work Letter attached hereto as Exhibit D. If the Premises are not Substantially Completed (as defined in the Work Letter) and delivered to the Tenant on or before the Target Date for any reason, whether or not within Landlord's control, Landlord shall not be subject to any liability to Tenant and no such failure to deliver the Premises by the Target Date or any other date shall in any respect affect the validity or continuance of this Lease of any obligation of Tenant hereunder or extend the Term. Notwithstanding the foregoing, in the event the Premises are not Substantially Completed within ninety (90) days following the Target Date plus a number of days equal to the number of days of Tenant Delay, if any, then Tenant shall have the right upon fifteen (15) days prior written notice to Landlord to terminate this Lease so long as the Premises are not Substantially Completed within such fifteen (15) day period.

         4. COMMENCEMENT DATE. The Term shall commence on the date (the "Commencement Date") which is the first to occur of (a) the date the Premises are Substantially Completed or (b) the date on which the Premises are actually occupied by Tenant with the Landlord's permission for the conduct of Tenant's business. Notwithstanding the foregoing, in the event the Premises are not Substantially Completed on or before the Target Date due in part or in whole to a Tenant Delay (as defined in the Work Letter), then upon the Commencement Date Tenant shall pay to Landlord the sum of 1/365 of the Fixed Basic Rent and Additional Rent during the first full year of the Term (after any period of free
Rent) multiplied by the aggregate number of days of such Tenant Delay. Upon either party's request, the other shall execute the Confirmation of Lease Term attached hereto as Exhibit I.

         5. USE OF PREMISES. Tenant shall occupy the Premises for, and only for, the Permitted Use specified in the Preamble. Tenant shall have access to and egress from the Building and the

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Premises twenty four (24) hours per day, seven (7) days per week. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or odors and shall not interfere with other tenants or those having business with them. Tenant shall keep all mechanical apparatus in the Premises free of vibration and noise which may be transmitted beyond the limits of the Premises. Tenant shall not overload any floor or part thereof in the Premises or the Building, including any public corridors or elevators therein. Landlord may prohibit, or may direct and control the location and size of, safes and all other heavy articles, and may require, at Tenant's sole cost and expense, supplementary supports of such material and dimensions as Landlord may deem necessary to properly distribute the weight.

         6. FIXED BASIC RENT. Commencing on the Rent Commencement Date, Tenant shall pay, throughout the Term, the annual Fixed Basic Rent in the amount specified in the Preamble, without notice or demand and without setoff or deduction, in equal monthly installments equal to one-twelfth of the annual Fixed Basic Rent (specified as Monthly Installments in the Preamble), in advance, on the first day of each calendar month during the Term. If the Rent Commencement Date falls on a day other than the first day of a calendar month, the Fixed Basic Rent shall be due and payable for such month, apportioned on a per diem basis for the period between the Rent Commencement Date and the first day of the next first full calendar month in the Term and such apportioned sum shall be paid on the Rent Commencement Date.

         7.  REAL ESTATE TAXES.

             a) DEFINITIONS. The following terms shall be defined as hereinafter provided:

                 (i) "REAL ESTATE TAXES" shall mean all taxes, liens, charges, imposts and assessments of every kind and nature, ordinary or extraordinary, foreseen or unforeseen, general or special, levied, assessed or imposed by any governmental authority with respect to the Building or allocated to the Building pursuant to the Declaration, as well as all fees or assessments payable on account of the Building being located in any special services district. Notwithstanding the foregoing:

                          (1) if at any time during the Term the present system
of ad valorem taxation of real property shall be changed or supplemented so that in lieu of or in addition to the ad valorem tax on real property there shall be assessed on Landlord or the Building (or the Property and allocated to the Building pursuant to the Declaration) any tax of any nature which is imposed in whole or in part, in substitution for, addition to, or in lieu of any tax which would otherwise constitute a Real Estate Tax, such tax shall be included within the term "Real Estate Taxes," but only to the extent that the same would be payable if the Building were the only property of Landlord. Such tax may include, but shall not be limited to, a capital levy or other tax on the gross rents or gross receipts with respect to the Building, or a federal, state, county, municipal or other local income, franchise, profit, excise or similar tax, assessment, levy or charge measured by or based, in whole or in part, upon any such gross rents or gross receipts;

                          (2) Real Estate Taxes shall also encompass all of
Landlord's reasonable expenses, including but not limited to reasonable attorney's fees and expenses, incurred by Landlord in good faith in any effort to minimize Real Estate Taxes whether by contesting proposed increases in assessments, applying for the benefit of any tax abatement

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program available for the Property, appealing the denial of any such tax abatement, or contesting any challenge to the validity of any tax abatement program or its applicability to the Property or by any other means or procedures appropriate in the circumstances; provided, however, that under no circumstances shall Landlord have any obligation to undertake any contest, appeal or other procedure to minimize Real Estate Taxes or to obtain or maintain the benefits of any tax abatement program for the Property unless tenants occupying fifty percent (50%) or more of the Building request Landlord to do so in writing for a particular tax year; and

                          (3) except as otherwise provided in Subsection
7(a)(i)(1) above, there shall be excluded from Real Estate Taxes all net income, excess profit, excise, franchise, estate, succession and inheritance taxes, penalties due to Landlord's lateness or failure to pay taxes when due and transfer taxes imposed on Landlord and shall in no event include any real estate tax or assessment attributable solely to a period occurring prior to the Commencement Date.

                 (ii) "TAX YEAR" shall mean each calendar year, or such other period of twelve (12) months as now or hereafter may be duly adopted as the fiscal year for real estate tax purposes of the governmental unit in which the Property is located, occurring during the Term.

                 (iii) "TAX STATEMENT" shall mean a statement provided by Landlord, setting forth and enclosing: (a) the actual tax bill(s) issued by the municipality for Real Estate Taxes for any Tax Year, (b) Tenant's Tax Payment (defined in Section 7(b)) owing on account thereof, prorated if only a part of the Tax Year falls within the Term; and (c) the amount by which the Tenant's Tax Payment exceeds (or is less than) payments made by Tenant pursuant to Subsections 7(b)(ii) and 7(b)(iii) below for the specified Tax Year or portions thereof.

        b) PAYMENT OF TENANT'S TAX PAYMENT. Commencing on the Rent Commencement Date, Tenant shall pay to Landlord, as Additional Rent hereunder, an amount equal to Tenant's Tax Share of the total dollar increase, if any, of Real Estate Taxes for such Tax Year over Real Estate Taxes Stop, prorated for any partial Tax Year within the Term ("TENANT'S TAX PAYMENT"). Tenant's Tax Payment for each year shall be paid as follows:

                 (i) After receipt of a Real Estate Tax bill, Landlord shall furnish Tenant a Tax Statement. Within thirty (30) days following the receipt of such Tax Statement, Tenant shall pay to Landlord the amount, if any, by which the Tenant's Tax Payment for such Tax Year exceeds the total amount, if any, of payments made pursuant to Subsection 7(b)(iii) below on account of the Tenant's Tax Share as shown on the Tax Statement.

                 (ii) Notwithstanding the foregoing Section 7(b)(i), if at any time after execution of this Lease Landlord receives a Real Estate Tax bill for taxes in excess of the Real Estate Taxes for the preceding Tax Year or a notice of any governmental action which could effect an increase in Real Estate Taxes over the Real Estate Taxes for the preceding Tax Year including, but not limited to, notice of any increase in assessment or of a forthcoming increase in the real estate tax rate, or notice, providing that the Property is not entitled to the benefit of any tax abatement program pursuant to which Landlord has previously elected, in its sole discretion, to determine the Tenant's Tax Payment, or that the validity of any tax abatement program applicable to the Property which Landlord in its sole discretion has elected to use in determining

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Tenant's Tax Payment has been challenged by appropriate legal proceedings,
Landlord may notify Tenant that Landlord elects to increase the installments presently being paid by Tenant pursuant to Subsection 7(b)(iii), below. Landlord's notice shall be in writing and shall specify the amount due, or estimated to become due, and the amount of each installment or increased installment to be paid by Tenant. Payments in the amount of the installment (or increase in installment) set forth in Landlord's notice shall be due monthly as Additional Rent concurrently with payments but upon not fewer than thirty (30) days' notice, of Fixed Basic Rent beginning with such first payment due after the date of Landlord's notice, and shall continue on the first day of each month until and including the month in which Tenant makes payment in full of Tenant's Tax Payment.

                 (iii) Tenant shall pay one twelfth (1/12) of the Tenant's Tax Payment for the preceding Tax Year monthly, together with payments of Fixed Basic Rent, as an estimate and on account of the Tenant's Tax Payment for the current Tax Year, which payments shall be subject to increase upon receipt by Tenant of a notice from Landlord pursuant to Subsection 7(b)(ii) above increasing the amount of monthly estimated payments.

                 (iv) Real Estate Taxes with respect to a Tax Year which is the subject of an appeal filed by or on behalf of Landlord shall be paid on the basis of the amount reflected in the tax bill and shall not be adjusted until the final determination of the appeal. Upon such determination of any appeal, Landlord will notify Tenant in writing of the actual amount of Tenant's Tax Share of the Real Estate Taxes for the year or years which were the subject of the appeal and the amount, if any, remaining due by Tenant in excess of Tenant's estimated payments. Tenant shall pay such entire amount so due on the due date for the next installment of Fixed Basic Rent, or if this Lease has terminated, Tenant shall pay the amount due within thirty (30) days after receipt of Landlord's notice. If the final determination of the appeal results in a reduction of the Real Estate Taxes at issue and Landlord receives a cash refund, credit, abatement or other form of relief from the taxing authority on account of overpayment of Real Estate Taxes for such year, Tenant shall receive a credit against the installment of Fixed Basic Rent next coming due in the amount by which Tenant's payments on account of Tenant's Tax Share of such Real Estate Taxes exceeded the payments actually due for the applicable year, or if the Term of the Lease is thereupon due to expire or has expired within the preceding three (3) years (but not otherwise), Landlord shall refund to Tenant the amount of any such overpayment promptly following Landlord's determination of the amount due to Tenant.

                 (v) If Tenant shall pay any Tenant's Tax Payment for any periods which were calculated on the basis of the qualification of the Property for a tax abatement program, and subsequently it is determined that for such periods or any portion thereof the Property was not entitled to the benefit of such program or that such program was invalid and a retroactive assessment is made, then Tenant's Tax Payment for such periods shall be recomputed on the basis of the actual amount of Real Estate Taxes required to be paid in the absence of abatement. Landlord will notify Tenant in writing both of any additional amounts due (the "DEFICIENCIES") by Tenant by reason of such recalculations of Tenant's Tax Payment for such periods in excess of Tenant's previous payments of Tenant's Tax Payment and of the amount of any increase in installments payable by Tenant pursuant to Subsection 7(b)(iii) above for the balance of the current Tax Year. Tenant shall pay the entire amount of the Deficiencies by the due date of the next installment of Fixed Basic Rent due Landlord.

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                 (vi) Any Tax Statement from Landlord pursuant to this
Section 7(b) shall be deemed approved by Tenant as correct and binding upon Landlord and Tenant unless within one hundred twenty (120) days after the furnishing thereof, Tenant shall notify Landlord in writing that it disputes the correctness of the Tax Statement, specifying in detail the basis for such assertion. Pending the resolution of such dispute, however, Tenant shall make payments in accordance with said Tax Statement.

            c) TENANT'S PERSONALTY. Tenant shall pay all taxes imposed upon Tenant's furnishings, trade fixtures, equipment or other personal property.

            d) LANDLORD REPRESENTATION. Landlord represents and warrants that Landlord is not delinquent in the payment of any Real Estate Taxes currently assessed against or imposed upon the Building or the Property or the larger tax parcel of which the Building or Property forms a part, and neither the Building or Property nor such larger parcel is presently subject to any real estate tax abatement, deferral or similar tax relief.

        8.  OPERATING EXPENSES.

            a) DEFINITIONS. As used in this Section 8 the following terms shall be defined as hereinafter provided:

                 (i) "OPERATING YEAR" shall mean each calendar year, or such other period of twelve (12) months as hereafter may be adopted by Landlord as its fiscal year, occurring either in whole or in part during the Term.

                 (ii) "OPERATING EXPENSE STATEMENT" shall mean a statement provided by Landlord, setting forth in reasonable detail: (a) the Operating Expenses for the Operating Year (or portion thereof if less than a full Operating Year) immediately preceding the Operating Year in which the statement is issued, reasonably detailed by major categories, (b) the Tenant's Expense Payment (defined in Subsection 8(b)) for such preceding Operating Year, prorated if only a part of the Operating Year falls within the Term, (c) the amount of payments made by Tenant on account of the Tenant's Expense Payment during such preceding Operating Year, (d) the amount of payments of the Monthly Operating Expense Estimate (defined in Subsection 8(b)(i)(1)) made to date by Tenant in the Operating Year in which the Expense Statement is issued, and (e) the Monthly Operating Expense Estimate for the Operating Year in which the Operating Expense Statement is issued.

                 (iii) "OPERATING EXPENSES" shall mean

                          (1) the expenses incurred by Landlord in connection
with the operation, repair, maintenance, protection and management of the Building as a first class suburban office property, including by way of example rather than of limitation, the following:

                                (a) Wages, salaries, fees and other compensation
and payments, payroll taxes, contributions to any social security, unemployment insurance, welfare, pension or similar fund and payments for other fringe benefits made to or on behalf of any and all employees of Landlord performing services rendered in connection with the operation, repair, maintenance, protection and management of the Building, including, without limitation: elevator

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operators; elevator starters; window cleaners; porters; janitors; maids;
miscellaneous handymen; watchmen; persons engaged in patrolling and protecting the Building; carpenters; engineers; firemen; mechanics; electricians; plumbers; landscapers; insurance risk managers; building superintendent and assistants; property manager; and clerical and administrative personnel. Landlord may contract for any of the foregoing to be performed by independent contractors, in which event all sums paid to such independent contractors shall be included within Operating Expenses pursuant to Subsection 8(a)(iii)(1)(t) below.

                                (b) The cost of employee uniforms, and the
cleaning, pressing and repair thereof.

                                (c) Cleaning costs for the Building, including
the facade, windows and sidewalks, all costs for snow and rubbish removal and the costs of all labor, supplies, equipment and materials incidental to such cleaning.

                                (d) Premiums incurred by Landlord with respect
to all insurance relating to the Building and the operation and maintenance thereof, including without limitation: all risk of physical damage or fire and extended coverage insurance; public liability insurance; elevator insurance; workmen's compensation insurance; boiler and machinery insurance; sprinkler leakage insurance; rent insurance (for up to twelve (12) months of coverage); and health, accident and group life insurance for employees.

                                (e) The cost of heat, electricity, gas, water,
sewer and all other utility services, servicing the Common Areas of the Building generally to the extent not billed directly to Tenant in accordance with Section 12(a) below.

                                 (f) Costs incurred for operation, service,
maintenance, inspection, repairs and alterations of the Building, including the heating, air-conditioning, ventilating, plumbing, outdoor underground heating coils, electrical and elevator systems of the Building and the costs of labor, materials, supplies and equipment used in connection with all of the aforesaid items so long as such costs are not covered by an applicable warranty, if any.

                                 (g) Sales and excise taxes and the like upon
any of the expenses enumerated herein.

                                 (h) Management fees of the managing agent for
the Building, if any, in an amount not to exceed the sum of four percent (4%) of gross revenues.

                                 (i) The cost of tools, equipment, and supplies
and any replacement thereof.

                                 (j) The cost of repainting or otherwise
redecorating any part of the Building other than premises demised to tenants in the Building, and the cost of displays or decorations for the lobby, balconies and other public portions of the Building.

                                 (k) Intentionally Omitted.

                                 (l) Dues paid to associations representing
landlords.

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                                 (m) The cost of telephone, telecopier and
courier services, postage and delivery charges, office supplies, maintenance and repair of office equipment, and similar costs.

                                 (n) The cost of licenses, permits and similar
fees and charges required to operate the Building. (o) Reasonable auditing and accounting fees incurred in connection with the preparation and certification of the Tax Statements and the Operating Expense Statements.

                                 (p) All costs incurred by Landlord to comply
with governmental requirements, whether federal, state or municipal, first taking effect after the Commencement Date; and all repairs, replacements and improvements which are appropriate for the continued operation of the Building as a first class building, including capital expenditures which under generally applied real estate accounting practice are expensed or are regarded as deferred expenses.

                                 (q) All costs and expenses associated with the
acquisition and installation of any energy or cost saving devices but only to the extent of savings realized.

                                 (r) Intentionally Omitted.

                                 (s) Intentionally Omitted.

                                 (t) Cost of independent contractors performing
services, including, but not limited to, cleaning, janitorial, window-washing, rubbish removal, security, landscaping, snow and ice removal services, electrical, painting, plumbing, elevator, heating, ventilation and air conditioning maintenance and repair and all fees due such independent contractors except to the extent such independent contractors are related to Landlord in which event costs which are in excess of the amount which would have been paid in the absence of such relationship shall not be included in Operating Expenses.

                                 (u) Legal fees with respect to the Building
other than those incurred in the negotiation or enforcement of tenant leases or the defense of Landlord's title in the Building.

                                 (v) Capital expenditures necessitated by
casualties to the extent of reasonable deductibles payable in connection with such casualty insurance policies.

                                 (w) Any and all other expenditures of Landlord
which are properly expensed in accordance with generally applied real estate accounting practices consistently applied with respect to the operation, repair, maintenance, protection and management of first-class office buildings in the locality of the Project.

                                 (x) If Landlord shall purchase any item of
capital equipment or make any capital expenditure as described in Subsections 8(a)(iii)(1)(p), or 8(a)(iii)(1)(q), or 8(a)(iii)(1)(v) above (jointly the "CAPITAL EXPENDITURES") then the costs for same shall be amortized on a straight line basis beginning in the year of installation and continuing for not less than the useful life thereof, with a per annum interest factor equal to the rate of Interest on the date of purchase of any item described in Subsections 8(a)(iii)(1)(p), or 8(a)(iii)(1)(q), or 8(a)(iii)(1)(v) above. The amount of amortization for such costs shall be included in Operating Expenses for each Operating Year to which the amortization relates. Subject to the foregoing minimum amortization, Tenant agrees that the determination by Landlord's accountants of the useful life of the subject of such Capital Expenditures shall be binding on Tenant. If Landlord shall lease such items of capital equipment, then the lease shall be included in Operating Expenses for each Operating Year in which they are incurred. Notwithstanding the foregoing, if Landlord shall effectuate savings in labor or energy related costs as a result of the installation of new devices or equipment, then Landlord may, in lieu of the above, elect to include up to the full amount of any such savings in each Operating Year (beginning with the Operating Year in which the equipment is placed in service) as an Operating Expense until Landlord has recovered thereby the cost of installation of said devices or equipment and interest thereon as above provided, even if the result of such application will result in the amortization of such costs over a period shorter than the useful life of such installation. Landlord shall notify Tenant in writing if Landlord elects to apply such savings to the cost of such equipment and shall include a statement of the amount of such savings in the Operating Expense Statement for each applicable Operating Year. Operating Expenses shall thereafter be reduced by the amount of any previous capital expenditures included therein expensed pursuant to this Subsection 8(a)(iii)(1)(x) when such amortization has been completed.

                                 (y) Any expenses, costs or assessments assessed
against or allocated to the Building pursuant to the terms of the Declaration or pursuant to the terms and conditions of that certain Protective Covenants Agreement dated October 18, 2000 and recorded in Montgomery County Recorded of Deeds in Deed Book 335, page 2358 ET SEQ. in connection with the ownership, operation and maintenance of the Property.

                          (2) Operating Expenses shall be "net" and, for that
purpose, shall be reduced by the amounts of any reimbursement or credit received by Landlord with respect to an item of cost that is included within Operating Expenses (other than reimbursements to Landlord by tenants of the Building pursuant either to operating expense provisions of any lease or separate contractual arrangements).

                          (3) In determining Operating Expenses for any
Operating Year during which less than ninety five percent (95%) of the rentable area of the Building shall have been occupied by tenants for more than thirty
(30) days during such year, the actual Operating Expenses for such year shall be increased to the amount which normally would have been incurred for such Operating Year had such occupancy of the Building been ninety five percent (95%) throughout such Operating Year, as reasonably determined by Landlord. Notwithstanding the foregoing, in no event shall Landlord receive more than one hundred percent (100%) of the Building's actual Operating Expenses as a result of the operation of this Subsection 8(a)(iii)(3).

                          (4) Notwithstanding the provisions of Section 8(a),
"Operating Expenses" shall not include expenditures for any of the following:

                                 (a) Any capital addition, expenditure or
improvement made to the Building or the Project, including the cost to prepare space for occupancy by a new tenant, except as set forth in Subsections 8(a)(iii)(1)(p), or 8(a)(iii)(1)(q), or 8(a)(iii)(1)(v) above.

                                 (b) Repairs or other work occasioned by fire,
windstorm or other insured casualty or hazard, to the extent that Landlord shall receive proceeds of such insurance.

                                 (c) Leasing commissions and advertising
expenses incurred in leasing or procuring new tenants.

                                 (d) Repairs or rebuilding necessitated by
condemnation to the extent that Landlord has received condemnation proceeds for such repairs or rebuilding.

                                 (e) Depreciation and amortization of the
Building or Property, other than as permitted pursuant to Subsection 8(a)(iii)(1)(x).

                                 (f) Real Estate Taxes.

                                 (g) The salaries and benefits of executive
officers of Landlord or any affiliate of Landlord, if any.

                                 (h) Debt service payments on any indebtedness
applicable to the Building or the Property, including any mortgage debt.

                                 (i) Costs of compliance with governmental
requirements in effect as of the Commencement Date.

                                 (j) Fines and penalties not incurred by
Landlord as a result of the action or inaction of Tenant.

                                 (k) Tort claims and expenses of the
investigation and defense thereof.

                                 (l) Amounts in excess of fair market rates in
respect of any transaction with, or provision of any item or service (other than management) by, Landlord or any affiliate of Landlord.

                                 (m) Costs associated with withdrawal from a
"multi-employer plan."

                                 (n) Personal property or equipment rental costs
if the purchase of same would not be includable in Operating Expenses.

                                 (o) Cost of acquisition of the land,
construction of the Building, site improvements, parking areas and facilities now or hereafter forming a part of the Property, whether mandated by law or otherwise.

                                 (p) Costs associated with the refinancing of
any of Landlord's debt.

                                 (q) Reserves for future expenditures or
liabilities which would be incurred subsequent to the then current accounting years.

                                 (r) Any bad debt loss, rent loss or reserves
for bad debt or rent loss.

                                 (s) Cost of rent insurance exceeding one year's
coverage, if obtained.

                                 (t) Management fees in excess of 4% of gross
revenues.

                                 (u) The cost of performing any improvements or
services contemplated as part of the Base Building improvements or otherwise identified as Landlord obligations herein or in the Work Letter, or the cost of repairing or replacing any defective or improperly installed item of such work, and any costs typically covered by labor or product warranties.

                                 (v) Any and all legal and other fees, audit
fees, inspection fees, appraisal fees and other costs incurred in connection with the acquisition or leasing of the Property, and any and all advertising and promotional costs.

                                 (w) Costs of repairing or restoring any portion
of the Building and the Property damaged or destroyed by any casualty or peril whether insured or uninsured, except to the extent of commercially reasonable insurance deductibles, and costs of restoration following a taking by condemnation or eminent domain.

                                 (x) Costs associated with the clean-up,
remediation and removal of any hazardous wastes or substances (except to the extent such wastes or substances have been deposited in, on, or about the Property by Tenant, its agents, employees or contractors) and any and all other costs of causing the Property to comply with applicable environmental laws and other applicable laws and codes in effect as of the Commencement Date.

                                 (y) Cost of compliance with the Americans with
Disabilities Act to the extent conditions exist at the Property as of the Commencement Date which are not in compliance therewith as of the Commencement Date.

                                 (z) Administrative or overhead expenses, other
than as expressly provided herein.

         In addition to the foregoing, Operating Costs shall be reduced by each of the following before the calculation of (a) Tenant's Share of Operating Expenses, and (b) any administrative and overhead charges otherwise expressly includable in Operating Expenses: (i) recoveries by Landlord from any third parties as a result of any act, omission, default or negligence of such parties, or as the result of a breach or default by such parties under the provisions of applicable agreements which have caused Landlord to incur such costs and expenses, and (ii) recoveries by

Landlord from insurance policies, to the extent that the proceeds thereof reimburse Landlord for costs and expenses which have previously been included or which would otherwise be included in Operating Expenses. Without limitation of the foregoing, it is further agreed that no administrative or overhead charge shall be applied with respect to (x) the on-site manager, if any, the on-site maintenance personnel, if any, or (y) the gross amount of real estate Taxes paid by Landlord (including, without limitation, those recoverable from Tenant), insurance premiums or the costs of utilities.

                          (iv) "Monthly Operating Expense
Estimate" shall have the meaning specified in Subsection 8(b)(i)(1) hereof.

                 b) TENANT'S EXPENSE PAYMENT. Commencing on the Rent Commencement Date, Tenant shall pay to Landlord as Additional Rent hereunder an amount equal to Tenant's Operating Expense Share of the total dollar increase, if any, of Operating Expenses for such Expense Year over Operating Expenses Stop ("TENANT'S EXPENSE PAYMENT"). For any portion of an Operating Year less than a full twelve (12) month period occurring within the Term, Tenant's Expense Payment shall be prorated on a per diem basis.

                          (i) Such Additional Rent shall be paid (or credited)
in the following manner:

                                (1) Beginning on the Commencement Date and
continuing thereafter during each Operating Year during the Term on the first day of each month until receipt of the next Operating Expense Statement, Tenant will pay Landlord an amount set by Landlord sufficient to pay Landlord's estimate (reasonably based on the actual Operating Expenses for the preceding Operating Year and Landlord's projections of any anticipated increases or decreases thereof) of Tenant's Expense Payment for the current Operating Year (or remaining portion thereof) (the "MONTHLY OPERATING EXPENSE ESTIMATE"). The Monthly Operating Expense Estimate for a period less than a full calendar month shall be duly prorated.

                                (2) Following the end of each Operating Year,
Landlord shall furnish Tenant an Operating Expense Statement setting forth the information described in Subsection 8(a)(ii) above. Within thirty (30) days following the receipt of such Operating Expense Statement (the "EXPENSE SHARE DATE") Tenant shall pay to Landlord: (i) the amount by which the Tenant's Expense Payment for the Operating Year (or portion thereof) covered by the Operating Expense Statement exceeds the aggregate of Monthly Operating Expense Estimates paid by Tenant with respect to such Operating Year (or portion thereof); and (ii) the amount by which the Monthly Operating Expense Estimate for the current Operating Year as shown on the Operating Expense Statement multiplied by the number of months elapsed to date in the current Operating Year (including the month in which payment is made) exceeds the aggregate amount of payments of the Monthly Operating Expense Estimate theretofore made in the Operating Year in which the Operating Expense Statement is issued. Landlord shall diligently endeavor to furnish Tenant an Operating Expense Statement not later than one hundred and twenty (120) days following the end of each Operating Year.

                                (3) On the first day of the first month
following receipt by Tenant of any annual Operating Expense Statement and continuing thereafter on the first day of each succeeding month until the issuance of the next ensuing Operating Expense Statement, Tenant shall pay Landlord the amount of the Monthly Operating Expense Estimate shown on the Operating Expense Statement.

                                (4) If on any Expense Share Date Tenant's
payments of the installments of the Monthly Operating Expense Estimate for the preceding year's Operating Expenses are greater than Tenant's Expense Payment for such preceding Operating Year, Landlord shall credit Tenant with any excess, which credit may be offset by Tenant against next due installments of Rent. If the Term expires prior to the Expense Share Date for the applicable Operating Year and if Tenant's payments of Monthly Operating Expense Estimate either exceed or are less than Tenant's Expense Payment, Landlord shall send the Operating Expense Statement to Tenant, and an appropriate payment from Tenant to Landlord or refund from Landlord to Tenant shall be made on the Expense Share Date. The provisions of this Subsection 8(b)(i)(4) shall remain in effect notwithstanding any termination of this Lease; provided however, that if upon termination of this Lease Tenant owes Landlord any sums under this Lease (for Rent or otherwise), Landlord shall have the right to reduce the amount of any refund due Tenant under this Section 8(b)(i)(4) against such sums owed by Tenant to Landlord and vice versa.

                          (ii) Any Operating Expense Statement from Landlord
pursuant to this Section 8 shall be deemed approved by Tenant as correct and binding upon the Landlord and Tenant unless, within one hundred twenty (120) days after the furnishing thereof, Tenant shall notify Landlord in writing that it disputes the correctness of the Operating Expense Statement, specifying in detail the bases for such assertion. Notwithstanding any dispute concerning any Operating Expense Statement, Tenant shall continue to make payments in accordance with said Operating Expense Statement or other notice pending the resolution of such dispute.

                 c) TENANT AUDIT RIGHTS. Tenant shall have the right, at its sole cost and expense, to inspect and/or audit Landlord's books and records at Landlord's place of business or such other place Landlord regularly maintains such books and records (not more than once in any twelve (12) month period), with respect to Operating Expenses, Real Estate Taxes and any and all other additional rent payable by or claimed by Landlord to be payable by Tenant under this Lease. Tenant shall give Landlord not less than seven (7) days prior written notice of its intention to conduct any such audit. If such audit discloses that the amount paid by Tenant for any one or more of the above enumerated items for the Lease Year under consideration has been overstated, then Landlord shall immediately credit to Tenant the amount of overcharge and if the overstatement shall be five (5%) or more, then in addition to immediately rebating to Tenant the overcharge, Landlord shall also pay the reasonable costs incurred by Tenant for such audit.

        9. INTEREST AND LATE CHARGE. Landlord may charge a late payment charge of five percent (5%) of any installment of Fixed Basic Rent or Additional Rent that is not paid within ten (10) days of the due date thereof provided, however, Tenant shall be entitled to one (1) ten (10) day written notice of such late payment every twelve (12) months prior to the imposition of any late charge. Any amount due from Tenant to Landlord which is not paid when due shall bear interest ("Interest") at an interest rate equal to the prime rate published from time to time in the Money Rates column of the Wall Street Journal (the "Prime Rate") plus 2% (or, if lower, the highest rate then allowed under the usury laws of the Commonwealth of Pennsylvania) from the date due until the date paid. The right of Landlord to charge a late charge and interest with respect to past due installments of Fixed Basic Rent and Additional Rent is in addition to Landlord's rights and remedies upon an event of default.

        10.  INSURANCE.

                 a) TENANT'S INSURANCE.

                          (i) Tenant covenants and represents, such covenants
and representations being specifically designed to induce Landlord to execute this Lease, that during the entire Term, at its sole cost and expense, Tenant shall obtain, maintain and keep in full force and effect the following insurance:

                                 (1) "All Risk" property insurance against fire,
theft, vandalism, malicious mischief, sprinkler leakage and such additional perils as are now, or hereafter may be, included in a standard extended coverage endorsement from time to time in general use in the Commonwealth of Pennsylvania upon property of every description and kind owned by Tenant and or under Tenant's care, custody or control located in the Building, the Property or within the Premises and for which Tenant is legally liable or installed by or on behalf of Tenant, including furniture, fixtures, and Tenant's other personal property (but excluding the work done by Landlord in connection with Exhibit D which is owned by Landlord) in an amount equal to the full replacement cost thereof. Tenant may satisfy the obligations to be performed by it hereunder through a program of self-insurance.

                                 (2) Commercial General Liability Insurance
coverage to include personal injury, bodily injury, broad form property damage, operations hazard, owner's protective coverage, contractual liability, products and completed operations liability naming Landlord and Landlord's mortgagee or trust deed holder and ground lessors (if any) as additional named insureds in limits of not less than Two Million Dollars ($2,000,000.00).

                                 (3) Business interruption insurance in such
amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or assumed by Tenant pursuant to this Lease or attributable to prevention or denial of access to the Premises or Building as a result of such perils.

                                 (4) Workers' Compensation insurance in form
and amount as required by law.

                                 (5) Any other form or forms of insurance or
any increase in the limits of any of the aforesaid enumerated coverages or other forms of insurance as Landlord or the mortgagees or ground lessors (if any) of Landlord may reasonably require from time to time if in the reasonable opinion of Landlord or said mortgagees or ground lessors said coverage and/or limits become inadequate or less than that commonly maintained by prudent tenants in similar buildings in the area by tenants making similar uses.

                          (ii) All property insurance policies shall be taken
out with insurers rated A+XV (or if such ratings are not in effect, the equivalent thereof) by Best Rating Service, or any successor thereto (or if there be none, an organization having a National reputation) who are authorized to do business in the state in which the Property is located and shall be in form reasonably satisfactory from time to time to Landlord. A policy or certificate evidencing such insurance shall be delivered to Landlord prior to the Commencement Date hereof. Such insurance policy or certificate will provide an undertaking by the insurers to notify Landlord and the mortgagees or ground lessors (if any) of Landlord in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation, or other termination thereof. The aforesaid insurance shall be written with commercially reasonable deductibles.

                          (iii) If per Section 15, the termination of the Lease,
at Landlord's election, is due to damage to the Building, and if the Premises have not been so damaged, Tenant will deliver to Landlord, in accordance with the provisions of this Lease, the improvements and alterations to the Premises which have become an installation or would have become at the Term's expiration, Landlord's property.

                          (iv) Tenant agrees that it will not keep or use or
offer for sale (if sales of goods is a permitted use pursuant to this Lease) in or upon the Premises or within the Property any article which may be prohibited by any insurance policy in force from time to time covering the Property, the Building or Premises. In the event Tenant's occupancy or conduct of business in or on the Premises, the Building or Property, whether or not Landlord has consented to the same, results in any increase in premiums for insurance carried from time to time by Landlord with respect to the Building, or the Premises (or by the Association created in accordance with the Declaration with respect to the Property), Tenant shall pay such increase in premiums as Additional Rent within ten (10) days after being billed therefor by Landlord. In determining whether increased premiums are a result of Tenant's use and occupancy a schedule issued by the organization computing the insurance rate showing the components of such rate shall be conclusive evidence of the items and charges making up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Building, the Property or Premises.

                          (v) If any insurance policy carried by either party
as required by this Section 10 shall be cancelled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way by reason of the use or occupation of the Premises or Building or any part thereof by Tenant or any assignee or subtenant of Tenant or anyone permitted by Tenant to be upon the Premises, and if Tenant fails to remedy the conditions giving rise to such cancellation or threatened cancellation or reduction in coverage on or before (i) forty-eight (48) hours after notice thereof from Landlord, or (ii) prior to such cancellation or reduction becoming effective, if later, Tenant shall be in default and an event of default shall occur under this Lease and Landlord shall have all of the remedies available to Landlord pursuant to this Lease.

                 b) LANDLORD'S INSURANCE. Landlord covenants and agrees that throughout the Term it shall maintain with respect to the Property and the Building (excluding any personal property with respect to which Tenant is obligated to insure pursuant to Subsection 10(a)(i)(1) above) "All Risk" property insurance against fire, theft, vandalism, malicious mischief, sprinkler leakage and such additional perils as are now, or hereafter may be, included in a standard extended coverage endorsement from time to time in general use in the Commonwealth of Pennsylvania in such reasonable amounts with such reasonable deductibles as required by any mortgagee or ground lessor, or, if none, as would be carried by a prudent owner of a similar building in the area. Landlord shall maintain and keep in force and effect during the Term, rental income insurance insuring Landlord against abatement or loss of Fixed Basic Rent, including items of Additional Rent, in case of fire or other casualty similarly insured against, in an amount at least equal to the Fixed Basic Rent and Additional Rent during, at the minimum, one lease year hereunder. In addition, Landlord shall maintain Commercial General Liability insurance coverage to include personal injury, bodily injury, broad form property damage, operations hazards, contractual liability, products and completed operations liability insurance with limits of not less than Two Million Dollars ($2,000,000.00). Landlord may, but shall not be obligated to, take out and carry any other forms of insurance as it may be required to by law, or as it or the mortgagee or ground lessor (if any) of Landlord may require or reasonably determine available. The costs of all insurance carried by Landlord on the Building or otherwise allocated to the Building pursuant to the Declaration shall be included as an Operating Expenses pursuant to Section 8. Notwithstanding its inclusion as an Operating Expense or any contribution by Tenant to the cost of insurance premiums by Tenant as provided herein, Tenant acknowledges that it has no right to receive any proceeds from any such insurance policies carried by Landlord although Landlord shall use such proceeds in the repair and reconstruction of the Building and the Premises. Tenant further acknowledges that the exculpatory provisions of this Lease as set forth in Section 45 and the provisions of this Section 10 as to Tenant's insurance are designed to insure adequate coverage as to Tenant's property and business without regard to fault and avoid Landlord obtaining similar coverage for such loss for its negligence or that of its agents, servants or employees which would result in double coverage for the same perils includable as part of Operating Expenses which are payable in part by Tenant. Landlord will not carry insurance of any kind on Tenant's furniture or furnishings, or on any fixtures, equipment, appurtenances or improvements of Tenant under this Lease, and Landlord shall not be obligated to repair any damage thereto or replace the same.

                 c) WAIVER OF SUBROGATION. Any policy or policies of fire, extended coverage or similar casualty insurance, which is required of either party or which either party obtains in connection with the Premises or the Building shall include a clause or endorsement denying the insurer any rights of subrogation against the other party (i.e. Landlord or Tenant) for all perils covered by such policy. Any provision of this Lease to the contrary notwithstanding, Landlord and Tenant hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise (a) from any and all liability for any loss or damage to the property of the releasing party, (b) for any loss or damage that may result, directly or indirectly, from the loss or damage to such property (including rental value and business interruption), and (c) from legal liability for any loss or damage to property (no matter who the owner of the property may be), all to the extent that the releasing party's loss or damage is insured or, if not insured, was insurable under commercially available "all risk" property insurance policies, including additional coverages typically obtained by owners and tenants of comparable office buildings in the vicinity of the Project, even if such loss or damage or legal liability shall be caused by or result from the fault or negligence of the other party or anyone for whom such party may be responsible and even if the releasing party is self insured in whole or in part or the amount of the releasing party's insurance is inadequate to cover the loss or damage or legal liability. It is the intention of the parties that Landlord and Tenant shall look solely to their respective insurance carriers for recovery against any such property loss or damage or legal liability, without such insurance carriers having any rights of subrogation against the other party.

        11. REPAIRS AND MAINTENANCE.

                 a) Tenant shall, throughout the Term, and at Tenant's sole cost and expense, keep and maintain the Premises in a neat and orderly condition; and, upon expiration of the Term or earlier termination of this Lease, Tenant shall leave the Premises in good order and condition, ordinary wear and tear, damage by fire or other casualty and Landlord's obligations alone excepted, and for that purpose and except as stated in this sentence or hereinafter provided in this Lease, Tenant will make all necessary repairs and replacements to the Premises to deliver it in such condition. Tenant shall not permit any waste, damage or injury to the Premises. Tenant shall not use or permit the use of any portion of the Common Facilities or Common Elements for other than their intended use as specified by the Landlord from time to time or as specified by the Declaration.

                 b) Landlord shall, throughout the Term, make or cause to be made all necessary repairs to the roof of the Building, all Common Facilities of the Building and Project and all structural elements and Building operating systems including, without limitation, all HVAC, electrical, mechanical and other utility services to the Premises and exterior windows and doors of the Premises and other improvements located on the Property; provided, however, that Landlord shall have no responsibility to make any repairs unless and until Landlord receives written notice of the need for such repair and provided further, that Landlord shall not be obligated to repair any tenant improvements or Building systems which are not consistent with or provided in accordance with the Minimum Standard Tenant Improvements or Base Building Core and Shell Specifications. Landlord shall keep and maintain all Common Facilities of the Building and shall cause the Common Elements including any sidewalks, parking areas, curbs and access ways adjoining the Building and all landscaped areas within the Project to be maintained in a clean and orderly condition, free of snow and ice and accumulation of dirt and rubbish. Landlord shall perform or cause to be performed the obligations set forth in this Subsection 11(b) in a manner consistent with the operation of a first class suburban office building.

        12. UTILITIES AND SERVICES.

                 a) Landlord shall furnish the Premises with electricity, heating and air conditioning for the normal use and occupancy of the Premises as general offices between 8:00 a.m. and 6:00 p.m., Monday through Friday, 9:00 a.m. to 1:00 p.m. on Saturdays ("Business Hours"), of each week during the Term (Building Holidays excepted) all in a manner consistent with the operation of a first class suburban office building. Tenant agrees to pay monthly as Additional Rent all charges for electricity, light, heat or other utility (other than water and sewer) used by Tenant at the Premises. Tenant's consumption of electricity within the Premises shall be submetered. With respect to any other utilities, if a separate meter is installed, Tenant shall pay for the consumption of such utilities based upon its metered usage. If no meter is installed, Tenant shall pay its pro rata share of any utility charges covering the Premises and the other portions of the Building as equitably allocated among such areas. If not directly metered or submetered to Tenant, any air conditioning or heat required by Tenant at times other than during Business Hours shall be billed to Tenant pro rata in accordance with Landlord's then-current schedule of costs and assessments therefor (currently Forty Dollars ($40.00) per hour per floor of the Building), and paid by Tenant within thirty (30) days following the date of an invoice therefor. In addition, Tenant agrees to pay monthly as Additional Rent its pro rata share of all charges for electricity, light, or other utility (other than water and sewer) used generally at the Building (i.e. not within separately demised premises of the Building) or allocated to the Building in accordance with the Declaration. Tenant shall pay all bills for separately metered utility usage within thirty (30) and any non-payment or late payment of such utility bills shall be deemed a default under the terms of this Lease. Landlord, at Landlord's sole cost and expense, shall install a meter or submeter to meter Tenant's consumption of electricity within the Premises. All charges for repairs of any meters servicing the Premises shall be payable by Tenant as Additional Rent and shall be paid when the same shall become due. Tenant's use of electric energy in the Premises shall not at any time exceed the safe capacity of any of the electric conductors and equipment in or otherwise serving the Premises. If Tenant shall require electricity or install electrical equipment using current in excess of 110 volts or which will in any way increase the amount of electricity furnished by Landlord for general office use (including but not limited to electrical heating or refrigeration equipment or electronic data processing machines) or if Tenant shall attempt to use the Premises in such a manner that the services to be furnished by Landlord are required during periods other than the business hours specified above, Tenant will obtain prior written approval from Landlord and will pay, as Additional Rent, for the resulting additional direct expense to Landlord, including the expense resulting from the installation of any equipment and meters, promptly upon receipt of an invoice from Landlord.

                 b) Landlord shall replace light bulbs, tubes and ballasts for Building Standard lighting fixtures as set forth in the Minimum Standard Tenant Improvements when required in the Premises. The cost of replacement light bulbs, tubes, lamps, and ballasts, plus the costs incurred by Landlord for such replacement, shall be paid by Tenant as Additional Rent in accordance with Landlord's then-current schedule of costs and assessments therefor.

                 c) Within the Common Facilities of the Building, Landlord shall furnish in a manner consistent with the operation of a first class suburban office building: (i) adequate electricity, (ii) hot and cold water, (iii) lavatory supplies, (iv) automatically operated elevator service (with one (1) elevator on call at all times), (v) normal and customary cleaning services (on a five-day a week basis except for Building Holidays) after Business Hours, (vi) heat and air conditioning (as specified in the Base Building Core and Shell Specifications attached to the Work Letter), and (vii) Common Facilities maintenance. Landlord shall provide janitorial service to the Premises in accordance with the Janitorial Specifications attached hereto as Exhibit F, five days per week except for Building Holidays, after Business Hours. The cost of the services provided by Landlord pursuant to this subsection 12(c) shall be included as part of Operating Expenses. Any additional services requested by Tenant which are not provided to all the tenants of the Building shall be paid by Tenant in accordance with invoices therefor as Additional Rent but shall not be included as part of Operating Expenses.

                 d) Landlord shall not be liable for any damages to Tenant resulting from the quality, quantity, failure, unavailability or disruption of any services beyond the reasonable control of Landlord and the same shall not constitute a termination of this Lease or an actual or constructive eviction or entitle Tenant to an abatement of rent. Landlord shall not be responsible for providing any services not specifically provided for in this Lease. Notwithstanding the foregoing, in the event that (i) fifty percent (50%) or more of the Premises becomes untenantable because Landlord (except due to Tenant's negligence, gross negligence or willful misconduct or other reasons beyond Landlord's reasonable control) fails to provide the services described in Section 11 above or in this Section 12 and (ii) such failure (a "Basic Service Failure") continues for a period of at least two (2) consecutive days following notice of such Basic Service Failure from Tenant to Landlord, then from the third (3rd) day until the Basic Service Failure is restored, Tenant shall receive a pro rata abatement of Rent due under this Lease for the Premises (or such portion thereof as shall be rendered untenantable).

        13. GOVERNMENTAL REGULATIONS.Landlord and Tenant shall comply with all laws, ordinances, notices, orders, rules, regulations and requirements of all federal, state and municipal government or any department, commission, board of officer thereof, or of the National Board of Fire Underwriters or any other body exercising similar functions, relating to the Premises or to the use or manner of use of the Building. Tenant shall not knowingly do or commit, or suffer to be done or committed anywhere in the Building, any act or thing contrary to any of the laws, ordinances, regulations and requirements referred to in this Section. Tenant shall give Landlord prompt written notice of any accident in the Premises and of any breakage, defect or failure in any of the systems or equipment servicing the Premises or any portion of the Premises. None of the foregoing shall be interpreted so as to require that Tenant make any physical changes or improvements to the Premises, all such physical changes or improvements to be made by Landlord and the costs of which shall be included in the Operating Expenses to be paid by Tenant in accordance with the terms of this Lease.

        14. SIGNS. Tenant shall permitted to place its identification on the Building's lobby directory (up to four (4) lines) as well as the elevator lobby directory on its floor. In addition, Landlord shall provide Tenant with an allowance of $1,500.00 to be used in connection with the design, manufacture and installation of a sign for its reception area. In the event Tenant occupies more than one half of the rentable square feet of the Building, Tenant shall be entitled to place a sign with its name and/or logo on the exterior of the Building and Landlord agrees that it shall not place the name or logo of any of Tenant's Competitors (as identified on Exhibit J hereto) on the exterior of the Building unless one of such Competitors occupies more than sixty seven percent of the rentable square feet of the Building in which event such Competitor shall be permitted to place its name and/or logo on the exterior of the Building. Except as provided above and except for signs which are located wholly within the interior of the Premises and which are not visible from the exterior of the Premises, Tenant shall not place, erect, maintain or paint any signs upon the Premises or the Building. The design of all signs must be approved by Landlord in writing and comply with all applicable governmental rules, regulating ordinances or other statutes. Tenant shall be solely responsible for all costs and expenses associated with the erection of any signs upon the Premises and shall be obligated to obtain and provide to Landlord any and all necessary permits prior to the placement or erection of such signs.

        15. ALTERATIONS, ADDITIONS AND FIXTURES.

                 a) Tenant shall have the right to install in the Premises any trade fixtures; provided, however, that no such installation and no removal thereof shall be permitted which affects any structural component or operating system of the Building or Premises and that Tenant shall repair and restore any damage or injury to the Premises or the Building caused by installation or removal.

                 b) Tenant shall not make or permit to be made any alterations, improvements or additions to the Premises or Building without on each occasion first presenting plans and specifications to Landlord and obtaining Landlord's prior written consent, which shall not be unreasonably withheld or delayed, but may be conditioned upon compliance with reasonable requirements of Landlord as provided in this Lease. In the event Landlord fails to either disapprove or to approve a Tenant request to make an alteration, improvement or addition to the Premises within fifteen (15) days following the receipt of Tenant's written request, then Tenant may send a second (2nd) notice to Landlord which shall contain a notice to Landlord that its continued failure to either disapprove or to approve Tenant's request within ten (10) days following receipt of such second notice shall be deemed an approval of such request. If Landlord consents to any proposed alterations, improvements or additions, then Tenant at Tenant's sole cost and expense, may make the proposed alterations, improvements and additions provided that: (i) Tenant supplies any necessary permits; (ii) such alterations and improvements do not, in Landlord's judgment, impair the structural strength of the Building or any other improvements or reduce the value of the Building or the Property and are at least equal in quality to the Minimum Standard Tenant Improvements; (iii) Tenant takes or causes to be taken all steps that are otherwise required by Section 16 of this Lease and that are required or permitted by law in order to avoid the imposition of any mechanic's, laborer's or materialman's lien upon the Premises, the Building or the Property;
(iv) Tenant uses a contractor reasonably approved by Landlord; (v) the occupants of the Building and of any adjoining real estate owned by Landlord are not unreasonably annoyed or disturbed by such work; (vi) the alterations, improvements or additions shall be installed in accordance with the approved plans and specifications and completed according to a construction schedule reasonably acceptable to Landlord; and (vii) Tenant provides insurance of the types and coverage amounts reasonably required by Landlord. Any and all alterations, improvements and additions to the Premises which are constructed, installed or otherwise made by Tenant shall be the property of Tenant until the expiration or sooner termination of this Lease; at that time all such alterations and additions shall remain on the Premises and become the property of Landlord without payment by Landlord unless, at the time of Landlord's approval of such alteration or addition, but not thereafter, Landlord advises Tenant that upon the termination of this Lease Tenant will be required to remove same, in which event Tenant will remove such alterations, improvements and additions, and repair and restore any damage to the Building or the Premises caused by the installation or removal. Tenant without Landlord's prior approval and without the necessity of supplying Landlord with plans and specifications, unless required by law, may paint or wall paper the Premises, install carpeting or other flooring and otherwise make cosmetic changes and improvements to the interior of the Premises provided the cost of such improvements do not exceed the sum of Twenty Five Thousand Dollars ($25,000.00) in any given calendar year. Notwithstanding anything to the contrary contained in this Lease, Landlord may withhold its approval, where required, to any proposed alterations, additions or improvements to the Premises in its absolute and sole discretion with respect to any such alteration, addition or improvement which Landlord determines involves any modification to the Building's exterior or impairment of its structural, electrical, mechanical or plumbing systems, or any components thereof.

        16. MECHANIC'S LIENS. Tenant shall promptly pay any contractors and materialmen who supply labor, work or materials to Tenant at the Premises or the Building so as to minimize the possibility of a lien attaching to the Premises, the Building or the Property. Tenant shall take all steps permitted by law in order to avoid the imposition of any mechanic's, laborer's or materialman's lien upon the Premises, the Building or the Property. Should any such lien or notice of lien be filed for work performed for Tenant other than by Landlord, Tenant shall cause such lien or notice of lien to be discharged of record by payment, deposit, bond or otherwise within thirty (30) days after Tenant's receipt of notice thereof, regardless of the validity of such lien or claim. If Tenant shall fail to cause such lien or claim to be discharged and removed from record within such thirty (30) day period, then, without obligation to investigate the validity thereof and in addition to any other right or remedy Landlord may have, Landlord may, but shall not be obligated to, contest the lien or claim or discharge it by payment, deposit, bond or otherwise; and Landlord shall be entitled to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest and costs. Any amounts so paid by Landlord and all costs and expenses including, without limitation, attorneys' fees incurred by Landlord in connection therewith, together with Interest from the respective dates of Landlord's making such payment or incurring such cost or expense, which shall constitute Additional Rent payable under this Lease promptly upon demand therefor. Nothing in this Lease is intended to authorize Tenant to do or cause any work or labor to be done or any materials to be supplied for the account of Landlord, all of the same to be solely for Tenant's account and at Tenant's risk and expense. Further, notwithstanding anything to the contrary contained in this Lease, nothing contained in or contemplated by this Lease shall be deemed or construed in any way to constitute the consent or request by Landlord for the performance of any work or services or the furnishing of any materials for which any lien could be filed against the Premises, the Building or the Property or any part of any thereof, nor as giving Tenant any right, power or authority to contract or permit the performance of any work or services or the furnishing of any materials within the meaning of 49 P.S. Sections 1101-1902, as amended, or under the Contractor and Subcontractor Payment Act or any amendment thereof or otherwise for which any lien could be filed against the Premises, the Building, the Property or any part of any thereof. Throughout this Lease the term "mechanic's lien" is used to include any lien, encumbrance or charge levied or imposed upon the Premises, the Building or the Property or any interest therein or income therefrom on account of any mechanic's, laborer's or materialman's lien or arising out of any debt or liability to or any claim or demand of any contractor, mechanic, supplier, materialman or laborer and shall include without limitation any mechanic's notice of intention given to Landlord or Tenant, any stop order given to Landlord or Tenant, any notice of refusal to pay naming Landlord or Tenant and any injunctive or equitable action brought by any person entitled to any mechanic's lien.

        17. LANDLORD'S RIGHT OF ENTRY.

                 a) Tenant shall permit Landlord and the authorized representatives of Landlord and of any mortgagee or any prospective mortgagee to enter the Premises at all reasonable times, with prior notice to Tenant, for the purpose of (i) inspecting the Premises or (ii) making any necessary repairs to the Premises or to the Building and performing any work therein. During the progress of any work on the Premises or the Building, Landlord will attempt not to inconvenience Tenant, but shall not be liable for inconvenience, annoyance, disturbance, loss of business or other damage to Tenant by reason of making any repair or by bringing or storing materials, supplies, tools and equipment in the Premises during the performance of any work, and the obligations of Tenant under this Lease shall not be thereby affected in any manner whatsoever. Notwithstanding the foregoing and except in the event of an emergency, in the event that (i) ten percent (10%) or more of the Premises becomes untenantable as a result of the exercise by Landlord of its rights under this subsection 17(a) (except due to Tenant's negligence, gross negligence or willful misconduct) and such untenantable conditions continue to exist for a period of at least two (2) consecutive days following notice from Tenant to Landlord, then from the third
(3rd) day until such untenantable portion of the Premises is restored to Tenant's full use and occupancy, Tenant shall receive a pro rata abatement of Rent due under this Lease for the Premises (or such portion thereof as shall be rendered untenantable).

                 b) Landlord shall have the right at all reasonable times, with prior notice to Tenant, to enter and to exhibit the Premises for the purpose of inspection or showing the Premises in connection with a sale or mortgage and, during the last nine (9) months of the Term, to enter upon and to exhibit the Premises to any prospective tenant.

                 c) If the Premises are vacated or abandoned by Tenant, Landlord shall be permitted to show the Premises at any time and to prepare the Premises for re-occupancy.

        18. DAMAGE BY FIRE OR OTHER CASUALTY.

                 a) If the Premises or Building is damaged or destroyed by fire or other casualty, Tenant shall promptly notify Landlord whereupon Landlord shall, subject to the consent of Landlord's present or future mortgagee and to the conditions set forth in this Section 18, repair, rebuild or replace such damage and restore the Premises to substantially the same condition as the Premises were in immediately prior to such damage or destruction; provided, however, that Landlord shall only be obligated to restore such damage or destruction to the extent of the proceeds of fire and other extended coverage insurance policies. Notwithstanding the foregoing, if the Premises is destroyed or damaged to the extent that in the judgment of Landlord's architect (which architect shall be reasonably acceptable to Tenant) the Premises cannot be repaired or restored within one hundred eighty (180) days after such casualty, Landlord or Tenant may terminate this Lease by written notice to the other within ninety (90) days after the date of such casualty. Landlord shall provide Tenant with the architect's estimate of the time required to repair and restore any such damage within sixty (60) days following the date of such casualty. Moreover, in the event such fire or other casualty occurs during the last one
(1) year of the Term and the Premises are made untenantable thereby and will require more than one (1) month to repair in the judgment of Landlord's architect (which architect shall be reasonably acceptable to Tenant), Tenant may terminate this Lease upon five (5) days written notice to Landlord after the date of such fire or other casualty.

                 b) The repair, rebuilding or replacement work shall be commenced promptly and completed with due diligence, taking into account the time required by Landlord to effect a settlement with, and procure insurance proceeds from, the insurer, and for delays beyond Landlord's reasonable control.

                 c) The net amount of any insurance proceeds recovered by reason of the damage or destruction of the Building (meaning the gross insurance proceeds excluding proceeds received pursuant to a rental coverage endorsement and the cost of adjusting the insurance claim and collecting the insurance proceeds) shall be applied towards the cost of restoration. Notwithstanding anything to the contrary in this Lease, if in the judgment of Landlord's architect (which architect shall be reasonably acceptable to Tenant) the net insurance proceeds plus the amount of any of Landlord's deductibles payable in connection therewith will not be adequate to complete such restoration, Landlord shall have the right to terminate this Lease and all the unaccrued obligations of the parties hereto by sending a written notice of such termination to Tenant specifying a termination date no less than thirty (30) days after its transmission; provided, however, that Tenant may require Landlord, except during the last two (2) years of the Term, to withdraw the notice of termination by agreeing to pay the cost of restoration in excess of the net insurance proceeds and by giving Landlord adequate security for such payment prior to the termination date specified in Landlord's notice of termination. If the net insurance proceeds are more than adequate, the amount by which the net insurance proceeds exceed the cost of restoration will be retained by Landlord or applied to repayment of any mortgage secured by the Building.

                 d) Landlord's obligation or election to restore the Premises under this Section or to terminate this Lease shall be subject to the terms of any present or future mortgage affecting the Premises and to the mortgagee's consent if required in the mortgage and shall not, in any event, include the repair, restoration or replacement of the fixtures, improvements, alterations, furniture or any other property owned, installed, made by, or in the possession of Tenant.

                 e) If Tenant is not reasonably able to conduct its normal business operations in the Premises and in fact ceases such operations, due to fire or other casualty, Tenant will receive an abatement of all rent obligations during the period Tenant is dispossessed and not able to conduct its business in the ordinary course.

                 f) If neither Landlord nor Tenant terminates this Lease as provided above in Section 18(a) and Landlord undertakes the necessary repairs or restoration but fails to substantially complete same within sixty (60) days after the first date Landlord advises Tenant that same will be substantially completed, Tenant upon fifteen (15) days prior written notice may terminate this Lease so long as during such fifteen (15) day period, Landlord does not substantially complete such repairs or restoration.

        19. NON-ABATEMENT OF RENT. Except as otherwise expressly provided in this Lease there shall be no abatement or reduction of the Fixed Basic Rent, Additional Rent or other sums payable under this Lease for any cause whatsoever and this Lease shall not terminate, nor shall Tenant be entitled to surrender the Premises, in the event of fire, casualty or condemnation or any default by Landlord under this Lease.

        20. INDEMNIFICATION.

                 a) Except to the extent that such loss, costs or damages were caused by negligence or misconduct of Landlord, its employees, agents, contractors or invitees and subject to the provisions of subsection 10(c) above, Tenant hereby agrees to indemnify, defend and hold the Landlord and its employees, agents and contractors harmless from any loss, costs and damages (including reasonable attorney's fees and costs) suffered by Landlord, its agents, employees or contractors, as a result of (i) any claim by a third party, its agents, employees or contractors arising from Tenant's use or occupancy of the Premises and (ii) any breach of any representations and warranties made by Tenant hereunder. Tenant shall have the right to designate counsel acceptable to Landlord, such approval not to be unreasonably withheld, to assume the defense of any such third party claim on behalf of itself and Landlord. Landlord shall not have the right to settle any claim without the consent of Tenant. This indemnity shall survive the expiration of the Term or earlier termination of this Lease.

                 b) Except to the extent that such loss, costs or damages were caused by negligence or misconduct of Tenant, its employees, agents, contractors or invitees and subject to the provisions of subsection 10(c) above, Landlord hereby agrees to indemnify, defend and hold the Tenant and its employees, agents and contractors harmless from any loss, costs and damages (including reasonable attorney's fees and costs) suffered by Tenant, its agents, employees or contractors, as a result of (i) any claim by a third party, its agents, employees or contractors arising from Landlord's ownership and operation of the Building and (ii) any breach of any representations and warranties made by Landlord hereunder. Landlord shall have the right to designate counsel acceptable to Tenant, such approval not to be unreasonably withheld, to assume the defense of any such third party claim on behalf of itself and Tenant. Tenant shall not have the right to settle any claim without the consent of Landlord. This indemnity shall survive the expiration of the Term or earlier termination of this Lease.

        21. CONDEMNATION.

                 a) TERMINATION. If (i) all of the Premises are covered by a condemnation; or (ii) any of the Premises is covered by a condemnation and the remaining part is insufficient for the reasonable operation therein of Tenant's business or there is no reasonable access to the Premises; (iii) subject to the provisions of Subsection 21(b)(i) hereof, any of the Property is covered by a condemnation and, in Landlord's sole opinion, it would be impractical or the condemnation proceeds are insufficient to restore the remainder of the Property or (iv) any of the Property is taken and the number of parking spaces at the Property (or which can be constructed at the Property within ninety (90) days following the taking) is less than three spaces for every one thousand rentable square feet of space within the Property or such greater number as may be currently required by applicable law; then, in any such event, this Lease shall terminate and all obligations under this Lease shall cease (except for those specifically set forth in the Lease as surviving the expiration of the Term or earlier termination of this Lease) as of the date upon which possession is taken by the condemnor. Upon such termination the Fixed Basic Rent and all Additional Rent herein reserved shall be apportioned and paid in full by Tenant to Landlord to that date and all such rent prepaid for periods beyond that date shall forthwith be repaid by Landlord to Tenant.

                 b) PARTIAL CONDEMNATION.

                          (i) If there is a partial condemnation and Landlord
decides to terminate pursuant to Subsection 21(a)(iii) hereof, then Tenant may require Landlord, except during the last two (2) years of the Term, to withdraw its notice of termination by: [A] giving Landlord written notice thereof within ten (10) days from transmission of Landlord's notice to Tenant of Landlord's intention to terminate, [B] agreeing to pay the cost of restoration in excess of the condemnation proceeds reduced by those sums expended by Landlord in collecting the condemnation proceeds, and [C] giving Landlord adequate security for such payment within such ten (10) day period.

                          (ii) If there is a partial condemnation and this Lease
has not been terminated pursuant to subsection (a) hereof, Landlord shall restore the Building and the improvements which are part of the Premises to a condition and size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the date upon which possession shall have been taken by the condemnor and shall likewise cause the Project (including the parking facilities) to be restored to a condition as nearly comparable as reasonably possible to the condition thereof immediately prior to the date upon which possession shall have been taken by the condemnor; provided, however, that Landlord shall only be obligated to restore such damage from condemnation to the extent possible with the award damage. If the condemnation proceeds are more than adequate to cover the cost of restoration and the Landlord's expenses in collecting the condemnation proceeds, any excess proceeds shall be retained by Landlord or applied to repayment of any mortgage secured by the Building.

                          (iii) If there is a partial condemnation and this
Lease has not been terminated by the date upon which the condemnor obtains possession, the obligations of Landlord and Tenant under this Lease shall be unaffected by such condemnation except that there shall be an equitable abatement for the balance of the Term of the Fixed Basic Rent according to the value of the Premises before and after the date upon which the condemnor takes possession. In the event that the parties are unable to agree upon the amount of such abatement, either party may submit the issue to arbitration.

                 c) AWARD. In the event of a condemnation affecting Tenant, Tenant shall have the right to make a claim against the condemnor for removal expenses and moving expenses, loss of business and any other claims Tenant may have; provided and to the extent, however, that such claims or payments do not reduce the sums otherwise payable by the condemnor to Landlord. Except as aforesaid, Tenant hereby waives all claims against Landlord and against the condemnor, and Tenant hereby assigns to Landlord all claims against the condemnor including, without limitation, all claims for leasehold damages and diminution in value of Tenant's leasehold interest.

        22. QUIET ENJOYMENT. Tenant, upon paying the Fixed Basic Rent, Additional Rent and other charges herein required and observing and keeping all covenants, agreements and conditions of this Lease, shall quietly have and enjoy the Premises during the Term without hindrance or molestation by anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this Lease, the Declaration, the Protective Covenants and any mortgage to which this Lease shall be subordinate.

        23. RULES AND REGULATIONS. The Landlord hereby reserves the right to prescribe, from time to time, at its sole discretion, reasonable rules and regulations (herein called the "Rules and Regulations") attached hereto as Exhibit G governing the use and enjoyment of the Premises, the Building and the remainder of the Property. The Rules and Regulations shall not interfere with the Tenant's use and enjoyment of the Premises in accordance with the provisions of this Lease for the Permitted Use and shall not increase or modify Tenant's obligations under this Lease. In the event of a conflict between the Lease and such rules and regulations, the Lease shall control. The Tenant shall comply at all times with the Rules and Regulations and shall cause its agents, employees, invitees, visitors, and guests to do so. Landlord shall not be responsible to Tenant for non-observance or violation of any of the Rules and Regulations by any tenant of the Building however Landlord shall enforce the Rules and Regulations in a reasonable and non-discriminatory manner.

        24. ASSIGNMENT AND SUBLEASE.

                 a) In the event Tenant desires to assign this Lease or sublease all or part of the Premises to any other party, Tenant shall provide written notice of the terms and conditions of such assignment or sublease to Landlord prior to the effective date of any such sublease or assignment, and, prior to such effective date, except as hereinafter provided, the Landlord shall have the option, exercisable by written notice to Tenant within ten (10) days of Landlord's receipt of written notice from Tenant, to recapture (in the case of subletting) that portion of the Premises to be sublet or all of the Premises (in the case of an assignment) ("Recapture Space") for Landlord's own use, whereupon Tenant shall be fully released from any and all obligations hereunder with respect to the Recapture Space.

                 b) In the event that the Landlord elects not to recapture the Lease as hereinabove provided, the Tenant may assign this Lease or sublet the whole or any portion of the Premises, subject to the Landlord's prior written consent, not to be unreasonably withheld, conditioned or delayed, on the basis of the following terms and conditions:

                          (i)  The Tenant shall provide to the Landlord the
following:

                                  (1) The name and address and address of the
proposed assignee or subtenant;

                                  (2) All the terms and conditions of the
assignment or subletting;

                                  (3) The nature and character of the business
of the proposed assignee or subtenant;

                                  (4) Banking, financial and other credit
information relating to the proposed assignee or subtenant reasonably sufficient to enable Landlord to determine the proposed assignee's or sublessee's financial responsibility; and

                                  (5) In the event of a subleasing of only a
portion of the Premises, plans and specifications for tenant's layout, partitioning, and electrical installations for the portion of the Premises to be subleased.

                          (ii) Tenant shall not be permitted to assign or
sublet to the following:

                                  (1) To a government or quasi-government
agency;

                                  (2) To an entity whose financial or business
character is not reasonably consistent with the other tenants in the Building or at the Project;

                                  (3) To an existing tenant of the Building or
the Project, and such tenant has expansion options in its lease;

                                  (4) To a Tenant of any other Building owned
by an affiliate of Landlord located within three (3) miles of the Building;

                                  (5) For a rental rate more than twenty five
percent (25%) less than that which Tenant is paying, when the Building, or other buildings at the Project are less than 85% leased; and

                                  (6) To a tenant or prospect with whom Landlord
currently is negotiating for space in the Building or at the Project and for whom Landlord has prepared a preliminary space plan and has tendered a written proposal.

                          (iii) The assignee or subtenant shall assume, by
written instrument, all of the obligations of the Tenant thereafter arising as provided by this Lease, and a copy of such assumption agreement shall be furnished to the Landlord within ten (10) days of its execution, provided, however, any such subtenants shall only be obligated to assume Tenant's obligations arising under this Lease with respect to the portion of the Premises sublet. Any sublease shall expressly acknowledge that said subtenant's rights against Landlord shall be no greater than those of Tenant. In addition, any request by Tenant for Landlord's consent to an assignment or sublease shall not include any option or right of expansion, renewal, first refusal, or any other right or option with respect to the Premises, any other portion of the Building or for any period of time beyond the original Term, Tenant hereby acknowledging that such rights and options, if any, are personal to Tenant.

                          (iv) The Tenant and each assignee shall be and remain
liable for the observance of all the covenants and provisions of this Lease, including, but not limited to, the payment of Fixed Basic Rent and Additional Rent reserved herein, through the entire Term, as the same may be renewed, extended or otherwise modified.

                          (v) The Tenant and any assignee or subtenant, as
applicable, shall promptly pay to Landlord one half (1/2) of the net profit received from such subleasinG or assignment. Net profit will be calculated after deducting the Tenant's direct costs of implementing the assignment or sublet.

                          (vi) In any event, the acceptance by the Landlord of
any rent from the assignee or from any of the subtenants or the failure of the Landlord to insist upon a strict performance of any of the terms, conditions and covenants herein shall not release the Tenant herein, nor any assignee or subtenant, from any and all of the obligations to be performed by it in accordance herewith during and for the entire Term.

                          (vii) Tenant shall pay to Landlord the sum of One
Thousand Five Hundred Dollars ($1,500.00) to cover its handling charges for each request for consent to any sublet or assignment prior to its consideration of the same. Tenant acknowledges that its sole remedy with respect to any assertion that Landlord's failure to consent to any sublet or assignment is unreasonable shall be the remedy of specific performance and Tenant shall have no other claim or cause of action against Landlord as a result of Landlord's actions in refusing to consent thereto.

                 c) If Tenant is a corporation other than a corporation whose stock is listed and traded on a nationally recognized stock exchange or securities exchange, the provisions of subsection (a) hereof shall apply to a transfer (however accomplished, whether in a single transaction or in a series of related or unrelated transactions) of stock (or any other mechanism such as, by way of example, the issuance of additional stock, a stock voting agreement or change in class(es) of stock) which results in a change of control of Tenant as if such transfer of stock (or other mechanism) which results in a change of control of Tenant were an assignment of this Lease, and if Tenant is a partnership or joint venture, said provisions shall apply with respect to a transfer (by one or more transfers) of an interest in the distributions of profits and losses of such partnership or joint venture (or other mechanism, such as, by way of example, the creation of additional general partnership or limited partnership interests) which results in a change of control of such a partnership or joint venture, as if such transfer of an interest in the distributions of profits and losses of such partnership or joint venture which results in a change of control of such partnership or joint venture were an assignment of this Lease; but said provisions shall not apply to transactions with a corporation or other entity into or with which Tenant is merged or consolidated or to which all or substantially all of Tenant's assets are transferred or to any corporation or other entity which controls or is controlled by Tenant or is under common control with Tenant, provided that in the event of such merger, consolidation or transfer of all or substantially all of Tenant's assets (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (1) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (2) the net worth of Tenant herein named on the date of this Lease, and (ii) proof reasonably satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction.

                 d) Nothing in this Lease shall limit or prohibit any public offering or subsequent trading of Tenant's stock on any recognized securities exchange or market or the distribution of Tenant's stock to shareholders of Thermo Electron, or any change in stock ownership or control resulting therefrom.

                 e) In the event that any or all of Tenant's interest in the Premises and/or this Lease is transferred by operation of law to any trustee, receiver, or other representative or agent of Tenant in a bankruptcy or insolvency proceeding, or to Tenant as a debtor in possession, and subsequently any or all of Tenant's interest in the Premises and/or this Lease is offered or to be offered by Tenant or any trustee, receiver, or other representative or agent of Tenant as to its estate or property (such person, firm or entity being hereinafter referred to as the "Grantor", for assignment, conveyance, lease, or other disposition to a person, firm or entity other than Landlord (each such transaction being hereinafter referred to as a "Disposition"), it is agreed that Landlord has and shall have a right of first refusal to purchase, take, or otherwise acquire, the same upon the same terms and conditions as the Grantor thereof shall accept upon such Disposition to such other person, firm, or entity; and as to each such Disposition the Grantor shall give written notice to Landlord in reasonable detail of all of the terms and conditions of such Disposition within twenty (20) days next following its determination to accept the same but prior to accepting the same, and Grantor shall not make the Disposition until and unless Landlord has failed or refused to accept such right of first refusal as to the Disposition, as set forth herein. Landlord shall have sixty (60) days next following its receipt of the written notice as to such Disposition in which to exercise the option to acquire Tenant's interest by such Disposition, and the exercise of the option by Landlord shall be effected by notice to that effect sent to the Grantor; but nothing herein shall require Landlord to accept a particular Disposition or any Disposition, nor does the rejection of any one such offer of first refusal constitute a waiver or release of the obligation of the Grantor to submit other offers hereunder to Landlord. In the event Landlord accept such offer of first refusal, the transaction shall be consummated pursuant to the terms and conditions of the Disposition described in the notice to Landlord. In the event Landlord rejects such offer of first refusal, Grantor may consummate the Disposition with such other person, firm, or entity; but any decrease in price of more than two percent (2%) of the price sought from Landlord or any change in the terms of payment for such Disposition shall constitute a new transaction requiring a further option of first refusal to be given to Landlord hereunder.

                 f) Without limiting any of the provisions of this Section 24, if pursuant to the Federal Bankruptcy Code (herein referred to as the "Code"), or any similar law hereafter enacted having the same general purpose, Tenant is permitted to assign this Lease notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to the sum of six (6) months' Fixed Basic Rent plus an amount equal to the Additional Rent for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord for the balance of the Term, without interest, as security for the full performance of all of Tenant's obligations under this Lease, to be held and applied in the manner specified for any security deposit required hereunder.

                 g) Except as specifically set forth above or elsewhere in this Lease, no portion of the Premises or of Tenant's interest in this Lease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law or act of the Tenant, nor shall Tenant pledge its interest in this Lease or in any security deposit required hereunder.

                 h) In the event Tenant desires to assign its lease or sublet any portion of the Premises, Tenant shall cause any and all advertisements or notices of availability to be delivered to Landlord for Landlord's approval prior to releasing or publishing same.

        25. [Intentionally Omitted]

        26. SUBORDINATION. This Lease and Tenant's rights under this Lease shall be subject and subordinate at all times in lien and priority to any first mortgage or other primary encumbrance now or hereafter placed upon or affecting the Building or the Premises, and to any second mortgage or encumbrance with the consent of the first mortgagee, and to all renewals, modifications, consolidations and extensions thereof, without the necessity of any further instrument or act on the part of Tenant, provided however, that any holder of such lien or mortgage agrees not to disturb the use and occupancy of the Premises in accordance with the terms of this Lease upon any foreclosure or deed in lieu thereof. Tenant shall execute and deliver upon demand any further instrument or instruments confirming the subordination of this Lease to the lien of any such first mortgage or to the lien of any other mortgage, if requested to do so by Landlord with the consent of the first mortgagee, and any further instrument or instruments of attornment that may be desired by any such mortgagee or Landlord, provided, however, that any holder of such lien or mortgage agrees not to disturb the use and occupancy of the Premises in accordance with the terms of this Lease upon any foreclosure. Notwithstanding the foregoing, any mortgagee may at any time subordinate its mortgage to this Lease, without Tenant's consent, by giving notice in writing to Tenant and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery. In that event such mortgagee shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution and delivery of the mortgage and had been assigned to such mortgagee. Landlord shall use its reasonable efforts to obtain a subordination, non-disturbance and attornment agreement in a form reasonably acceptable to Tenant and the applicable lender(s) from its current and future mortgage lender(s).

        27. CURING TENANT'S DEFAULTS. If Tenant defaults in the performance of any of its obligations under this Lease, Landlord may, without any obligation to do so and in addition to any other rights it may have in law or equity, elect to cure such default on behalf of Tenant after written notice (except in the case of emergency) to Tenant. Tenant shall reimburse Landlord upon demand for any reasonable sums paid or costs incurred by Landlord in curing such default, including Interest thereon from the respective dates of Landlord's making the payments and incurring such costs, which sums and costs together with interest thereon shall be deemed Additional Rent payable within ten (10) days of demand.

        28. SURRENDER.

                 a) At the expiration of the Term or earlier termination of this Lease, Tenant shall promptly yield up the Premises and all improvements, alterations and additions thereto, and all fixtures and equipment servicing the Premises in a condition which is clean of garbage and debris and broom clean and in the same condition, order and repair in which they are required to be kept throughout the Term, ordinary wear and tear, fire, casualty, condemnation and Landlord's obligations alone excepted.

                 b) If Tenant, or any person claiming through Tenant, continues to occupy the Premises after the expiration of the Term or earlier termination of this Lease or any renewal thereof without prior written consent of Landlord, the tenancy under this Lease shall become month-to-month terminable by Landlord on thirty (30) days prior notice, under the same terms and conditions set forth in this Lease; (ii) the Fixed Basic Rent during such continued occupancy shall be one hundred fifty percent (150%) of the amount set forth in Section 6; and
(iii) Tenant shall indemnify Landlord for any loss or damage incurred by reason of Tenant's failure to surrender the Premises. Anything to the contrary notwithstanding, any holding over by Tenant without Landlord's prior written consent shall constitute an event of default under this Lease and shall be subject to all the remedies set forth in Subsection 29(b) of this Lease.

        29. DEFAULTS-REMEDIES.

                 a) DEFAULTS. It shall be an event of default under this Lease if any one or more of the following events occurs:

                          (i) Tenant fails to pay in full, when due and without
demand, any and all installments of Fixed Basic Rent or Additional Rent or any other charges or payments due and payable under this Lease whether or not herein included as rent and such rent remains unpaid for more than ten (10) days next following notice of the delinquency.

                          (ii) Tenant violates or fails to perform or otherwise
breaches any agreement, term, covenant or condition contained in this Lease and such violation or failure remains uncured for more than twenty (20) days next following notice of such violation or failure unless such violation or failure is reasonably expected to take longer than twenty (20) days to cure and Tenant has commenced such cure and is diligently pursuing same to completion.

                          (iii) Tenant abandons the Premises without notice.

                          (iv) Tenant becomes insolvent or bankrupt in any
sense or makes an assignment for the benefit of creditors or if a petition in bankruptcy or for reorganization or for an arrangement with creditors under any federal or state law is filed by or against Tenant, or a bill in equity or other proceeding for the appointment of a receiver or similar official for any of Tenant's assets is commenced, or if any of the real or personal property of Tenant shall be levied upon by any sheriff, marshal or constable; provided, however, that any proceeding brought by anyone other than the parties to this Lease under any bankruptcy, reorganization arrangement, insolvency, readjustment, receivership or similar law shall not constitute an event of default until such proceeding, decree, judgment or order has continued unstayed for more than sixty (60) consecutive days.

                 b) REMEDIES. Upon the occurrence of an event of default under this Lease, Landlord shall have all of the following rights:

                          (i) Landlord may charge a late payment charge of five
(5%) percent of any amount owed to Landlord pursuant to this Lease which is not paid within ten (10) days of the due date which is set forth in the Lease or, if a due date is not specified in this Lease, within thirty (30) days of the mailing of a bill therefor by Landlord. If Landlord incurs a late charge in connection with any payment which Tenant has failed to make within the times required in this Lease, Tenant shall pay Landlord, in addition to such payment due, the full amount of such late charge incurred by Landlord. Nothing in this Lease shall be construed as waiving any rights of Landlord arising out of any default of Tenant, by reason of Landlord's imposing or accepting any such late charge(s) and/or interest; the right to collect such late charge(s) and/or interest is separate and apart from any rights relating to remedies of Landlord after default by Tenant including, without limitation, the rights and remedies of Landlord provided herein.

                          (ii) Landlord may accelerate the whole or any part of
the Fixed Basic Rent and all Additional Rent for the entire unexpired balance of the Term, as well as all other charges, payments, costs and expenses herein agreed to be paid by Tenant, and any Fixed Basic Rent or other charges, payments, costs and expenses so accelerated shall, in addition to any and all installments of rent already due and payable and in arrears and any other charge or payment herein reserved, included or agreed to be treated or collected as rent and any other charge, expense or cost herein agreed to be paid by Tenant which may be due and payable and in arrears, be deemed due and payable as if, by the terms and provisions of this Lease, such accelerated rent and other charges, payments, costs and expenses were on that date payable in advance. All such accelerated amounts shall be discounted to the present value thereof as of the date of payment using a discount factor equal to the Prime Rate minus two percent (2%).

                          (iii) Landlord may re-enter the Premises and, at the
option of Landlord, remove all persons and all or any property therefrom, either by summary dispossess proceedings or by any suitable action or proceeding at law or by force or otherwise, without being liable for prosecution or damages therefor, and Landlord may repossess and enjoy the Premises. Upon recovering possession of the Premises by reason of or based upon or arising out of a default on the part of Tenant, Landlord may, at Landlord's option, either terminate this Lease or make such alterations and repairs as may be necessary in order to relet the Premises and may relet the Premises or any part or parts thereof, either in Landlord's name or otherwise, for a term or terms which may, at Landlord's option, be less than or exceed the period which would otherwise have constituted the balance of the Term and at such rent or rents and upon such other terms and conditions as in Landlord's sole discretion may seem advisable and to such person or persons as may in Landlord's discretion seem best; upon each such reletting all rents received by Landlord from such reletting shall be applied as follows: first, to the payment of any reasonable costs and expenses of such reletting, including all costs of alterations and repairs; second, to the payment of any indebtedness other than Fixed Basic Rent, Additional Rent or other charges due hereunder from Tenant to Landlord; third, to the payment of Fixed Basic Rent, Additional Rent and other charges due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as it may become due and payable hereunder. If rentals received from reletting during any month are less than that to be paid during that month by Tenant, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the Premises or the making of alterations or improvements thereto or the reletting thereof shall be construed as an election on the part of Landlord to terminate this Lease unless written notice of termination is given to Tenant. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises or, in the event that the Premises or any part or parts thereof are relet, for failure to collect the rent thereof under such reletting. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

                          (iv) Landlord may terminate this Lease and the Term
without any right on the part of Tenant to waive the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken.

                          (v) CONFESSION OF JUDGMENT FOR POSSESSION. UPON THE
OCCURRENCE OF AN EVENT OF DEFAULT OR UPON THE EXPIRATION OR TERMINATION OF THE TERM OF THIS LEASE, FOR THE PURPOSE OF OBTAINING POSSESSION OF THE PREMISES, TENANT HEREBY AUTHORIZES AND EMPOWERS THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, AS ATTORNEY FOR TENANT AND ALL PERSONS CLAIMING UNDER OR THROUGH TENANT, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST TENANT FOR POSSESSION OF THE PREMISES, AND AGAINST ALL PERSONS CLAIMING UNDER OR THROUGH TENANT, IN FAVOR OF LANDLORD, FOR RECOVERY BY LANDLORD OF POSSESSION THEREOF, FOR WHICH THIS AGREEMENT OR A COPY HEREOF VERIFIED BY AFFIDAVIT, SHALL BE A SUFFICIENT WARRANT; AND THEREUPON

A WRIT OF POSSESSION MAY IMMEDIATELY ISSUE FOR POSSESSION OF THE PREMISES, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER AND WITHOUT ANY STAY OF EXECUTION. IF FOR ANY REASON AFTER SUCH ACTION HAS BEEN COMMENCED THE SAME SHALL BE TERMINATED AND THE POSSESSION OF THE PREMISES REMAINS IN OR IS RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON THE OCCURRENCE OF ANY SUBSEQUENT EVENT OF DEFAULT TO CONFESS JUDGMENT IN ONE OR MORE FURTHER ACTIONS IN THE MANNER AND FORM SET FORTH ABOVE TO RECOVER POSSESSION OF SAID PREMISES FOR SUCH SUBSEQUENT DEFAULT. TENANT WAIVES ALL ERRORS IN CONNECTION WITH ANY SUCH CONFESSION OF JUDGMENT. NO SUCH TERMINATION OF THIS LEASE, NOR TAKING, NOR RECOVERING POSSESSION OF THE PREMISES SHALL DEPRIVE LANDLORD OF ANY REMEDIES OR ACTION AGAINST TENANT FOR FIXED BASIC RENT, ADDITIONAL RENT OR FOR OTHER SUMS DUE HEREUNDER OR FOR DAMAGES DUE OR TO BECOME DUE FOR THE BREACH OF ANY CONDITION OR COVENANT HEREIN CONTAINED, NOR SHALL THE BRINGING OF ANY SUCH ACTION FOR RENT AND/OR OTHER SUMS DUE HEREUNDER, OR BREACH OF COVENANT OR CONDITION NOR THE RESORT TO ANY OTHER REMEDY HEREIN PROVIDED FOR THE RECOVERY OF RENT AND/OR OTHER SUMS DUE HEREUNDER OR DAMAGES FOR SUCH BREACH BE CONSTRUED AS A WAIVER OF THE RIGHT TO INSIST UPON THE FORFEITURE AND TO OBTAIN POSSESSION IN THE MANNER HEREIN PROVIDED.

                  c) WAIVER OF JURY TRIAL. IT IS MUTUALLY AGREED BY AND BETWEEN LANDLORD AND TENANT THAT (A) THEY HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTER-CLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OF OCCUPANCY OF THE PREMISES OR CLAIM OF INJURY OR DAMAGE, AND (B) IN ANY ACTION ARISING HEREUNDER, THE LEGAL FEES OF THE PREVAILING PARTY WILL BE PAID BY THE OTHER PARTY TO THE ACTION.

                 d) NON-WAIVER. No waiver by Landlord of any breach by Tenant of any of Tenant's obligations, agreements or covenants herein shall be a waiver of any subsequent breach or of any other obligation, agreement or covenant, nor shall any forbearance by Landlord to seek a remedy for any event of default by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent event of default.

                 e) RIGHTS AND REMEDIES CUMULATIVE. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

                 f) DUTY TO MITIGATE. Landlord shall be required to use commercially reasonable efforts to relet the Premises only if and when Tenant vacates the Premises in the condition required under Section 28 above and notifies Landlord in writing of such vacation, provided, however, that Landlord shall not be required in any event to solicit prospective tenants for the Premises during any time period when Landlord or its affiliates shall have similar space in the vicinity of the Premises available to lease. In any event, Landlord shall not be liable for any failure to relet the Premises or any part thereof, or for any failure to collect any rent due upon a reletting.

         30. CONDITION OF PREMISES. Subject to Landlord Substantially Completing the Landlord's Work in compliance with this Lease, the completion of the punchlist prepared in accordance with the Work Letter and Landlord's continuing obligations under this Lease, Tenant's occupancy of the Premises shall constitute acceptance of the work performed by Landlord pursuant to Section 3.

        31. HAZARDOUS SUBSTANCES.

                 a) Tenant shall not cause or allow the generation, treatment, storage or disposal of Hazardous Substances on or near the Premises, the Building or the Property. "Hazardous Substances" shall mean (i) any hazardous substance as that term is now or hereafter defined in the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 ET SEQ., as amended, (ii) any hazardous waste or hazardous substance as those terms are now or hereafter defined in any local, state or Federal law, regulation or ordinance not inapplicable to the Premises and Property, or (iii) petroleum including crude oil or any fraction thereof. In the event Tenant uses any Hazardous Substances, Tenant shall dispose of such substances in accordance with all applicable Federal, state and local laws, regulations and ordinances.

                 b) Tenant agrees to indemnify, defend and hold harmless the Landlord, its employees, agents, successors, and assigns, from and against any and all damage, claim, liability, or loss, including reasonable attorneys' and other fees, arising out of or in any way connected to the generation, treatment, storage or disposal of Hazardous Substances by Tenant, its employees, agents, contractors, or invitees, on or near the Premises or Property. Such duty of indemnification shall include, but not be limited to damage, liability, or loss pursuant to all Federal, state and local environmental laws, rules and ordinances, strict liability and common law.

                 c) Tenant agrees to notify Landlord immediately of any disposal of Hazardous Substances in the Premises or Property, of any discovery of Hazardous Substances in the Premises or the Property, or of any notice by a governmental authority or private party alleging or suggesting that a disposal of Hazardous Substances on or near the Premises or Property may have occurred. Furthermore, Tenant shall provide the Landlord with full and complete access to any documents or information in its possession or control relevant to the question of the generation, treatment, storage, or disposal of Hazardous Substances on or near the Premises or the Property.

                 d) Landlord represents and warrants that, to the best of its knowledge, except as disclosed in Environmental Reports (as defined below), there are no Hazardous Substances in, under or about the Building or Property, which require response, removal or remediation under any applicable law and that there exist no violations of any laws, rules or regulations applicable thereto. The term Environmental Reports shall mean the following: (i) Phase I Environmental Site Assessment of 227 Washington Street, Conshohocken, Pennsylvania prepared by Oxford Engineers & Consultants, Inc. dated August 8, 1998; (ii) Phase I Environmental Site Assessment for the Amcar Property, 225 Washington Street, Conshohocken, Pennsylvania prepared by Oxford Engineers & Consultants, Inc. dated October, 1999; (iii) Phase I Environmental Site Assessment for Conshohocken Industrial Park and SEPTA Parcel prepared by Oxford Engineers & Consultants, Inc. dated June, 1997; and (iv) Phase II Environmental Site Investigation of the Amcar Facility dated January 2000.

                 e) Landlord agrees to indemnify, defend and hold harmless the Tenant, its employees, agents, successors, and assigns, from and against any and all damage, claim, liability, or loss, including reasonable attorneys' and other fees, arising out of or in any way connected to the generation, treatment, storage or disposal of Hazardous Substances by Landlord, its employees, agents, or contractors on or near the Premises or Property. Such duty of indemnification shall include, but not be limited to damage, liability, or loss pursuant to all Federal, state and local environmental laws, rules and ordinances, strict liability and common law.

        32. RECORDING. Neither this Lease nor a memorandum of this Lease shall be recorded in any public records without the written consent of Landlord.

        33. BROKERS' COMMISSION. a) Tenant represents and warrants to Landlord that the Brokers (as defined in the Preamble) are the sole brokers with whom Tenant has negotiated in bringing about this Lease and Tenant agrees to indemnify and hold Landlord and its mortgagee(s) harmless from any and all claims of other brokers claiming to have represented Tenant and expenses in connection therewith arising out of or in connection with the negotiation of or the entering into this Lease by Landlord and Tenant.

                 b) Landlord represents and warrants to Tenant that the Brokers (as defined in the Preamble) are the sole brokers with whom Landlord has negotiated in bringing about this Lease and Landlord agrees to indemnify and hold Tenant harmless from any and all claims of the Brokers and other brokers claiming to have represented Landlord and expenses in connection therewith arising out of or in connection with the negotiation of or the entering into this Lease by Landlord and Tenant.

                 c) Provided that this Lease shall have been executed and delivered by each party to the other, Landlord shall pay the Brokers a commission in accordance with duly executed written agreements between such Brokers and Landlord. In no event shall Landlord's mortgagee(s) have any obligation to any broker involved in this transaction.

        34. NOTICES. All notices, demands, requests, consents, certificates, and waivers required or permitted hereunder from either party to the other shall be in writing and sent by United States certified mail, return receipt requested, postage prepaid, or by recognized overnight courier, addressed as follows:

                  If to Tenant:

                  :Prior to the Commencement Date:

                  Viasys Healthcare
                  700 South Henderson Road
                  Suite 202
                  King of Prussia, PA  19406

                  After the Commencement Date:

                  Viasys Healthcare

                  At the Premises

                  In all cases with a copy to:

                  Morgan, Lewis & Bockius LLP
                  1701 Market Street
                  Philadelphia, PA  19103
                  Atten:  Eric L. Stern, Esquire

                  If to Landlord:

                  Washington Street Associates II, L.P.
                  700 South Henderson Road
                  Suite 225
                  King of Prussia, PA  19406
                  Atten:  General Partner

                  with a copy to:

                  Kevin W. Walsh, Esquire
                  Pepper Hamilton LLP
                  3000 Two Logan Square
                  Eighteenth and Arch Streets
                  Philadelphia, PA  19103

Either party may at any time, in the manner set forth for giving notices to the other, specify a different address to which notices to it shall thereafter be sent. All notices shall be effective upon receipt or rejection of receipt by the addressee.

        35. IRREVOCABLE OFFER: NO OPTION. This Lease shall become effective and shall bind the parties only upon execution thereof by an authorized officer of the general partner of the Landlord on behalf of Landlord and by an authorized officer of Tenant.

        36. INABILITY TO PERFORM. If either party is delayed or prevented from performing any of its obligations under this Lease by reason of strike, labor troubles, or any cause whatsoever beyond such party's control, the period of such delay or such prevention shall be deemed added to the time herein provided for the performance of any such obligation by such party, provided, however, such party shall give notice to the other party of any such delay within five (5) business days following the happening of such event that gave rise to such delay.

        37. SURVIVAL. Notwithstanding anything to the contrary contained in this Lease, the expiration of the Term, whether by lapse of time or otherwise, shall not relieve Tenant or Landlord from their respective obligations accruing prior to the expiration of the Term.

        38. AUTHORITY.

                 a) If Tenant is a corporation, the person(s) executing this Lease on behalf of Tenant hereby covenant(s) and warrant(s) that: Tenant is a duly formed corporation qualified to do business in the state in which the Property is located; Tenant will remain qualified to do business in said state throughout the Term and any renewals thereof; and such persons are duly authorized by such corporation to execute and deliver this Lease on behalf of the corporation.

                 b) Landlord hereby represents that as of the date of this Lease it is a Pennsylvania limited partnership, duly formed and qualified to do business in the Commonwealth of Pennsylvania and the persons executing this Lease on behalf of the Landlord are duly authorized by the general partner of the Landlord to execute and deliver this Lease on behalf of the Landlord.

        39. TENANT REPRESENTATIONS AND WARRANTIES. Tenant hereby represents and warrants to Landlord (i) that Tenant is currently operating as a wholly owned subsidiary of Thermo Electron Corporation, (ii) that Tenant's most recent financial statements delivered to Landlord in connection with the execution of this Lease are true in all material respects and no material adverse changes have occurred with respect thereto and (iii) that on each anniversary of the Commencement Date, Tenant will deliver to Landlord current financial statements which shall be prepared in accordance with generally accepted accounting principles consistently applied or shall otherwise be consistent with the form previously supplied.

        40. WAIVER OF INVALIDITY OF LEASE. Each party agrees that it will not raise or assert as a defense to any obligation under the Lease or make any claim that the Lease is invalid or unenforceable due to any failure of this document to comply with ministerial requirements including, without limitation, requirements for corporate seals, attestations, witnesses, notarizations or other similar requirements and each party hereby waives the right to assert any such defenses or make any claim of invalidity or unenforceability due to any of the foregoing.

        41. SECURITY DEPOSIT. As additional security for the full and prompt performance by Tenant of the terms and covenants of this Lease, Tenant has deposited with Landlord the Security Deposit. The Security Deposit shall not constitute rent for any month (unless so applied by Landlord after notice to Tenant on account of Tenant's default hereunder). Tenant shall, upon demand, restore any portion of the Security Deposit which may be applied by Landlord to cure any default by Tenant hereunder. Provided that Landlord shall not have declared an event of default under this Lease during the first fifteen (15) consecutive calendar months of the Term, which default shall not have been cured by the Tenant, then Tenant shall be entitled to be refunded the sum of $21,569.17 from the Security Deposit promptly following Tenant's written request therefor. To the extent that Landlord has not applied the Security Deposit or any portion thereof on account of a default, the Security Deposit, or such remaining portion of the Security Deposit, shall be returned to Tenant, without interest, within thirty (30) days next following the termination of this Lease.

        42. ESTOPPEL CERTIFICATE. Tenant shall from time to time, within twenty
(20) days after Landlord's request or that of any mortgagee of Landlord, execute, acknowledge and deliver to Landlord a written instrument in recordable form, substantially in the form attached hereto as Exhibit H (the "Tenant Estoppel Certificate"). Any certification delivered pursuant to the provisions of this Section shall be intended to be relied upon by Landlord and any mortgagee or prospective mortgagee or purchaser of the Building or of any interest therein. Notwithstanding the foregoing, Tenant's failure to furnish the Tenant Estoppel Certificate within a period of five (5) business days next following Landlord's written notice to Tenant reporting Tenant's failure to deliver the same within the initial twenty (20) day period shall constitute an event of default under this Lease.

        43. RIGHTS RESERVED BY LANDLORD. Landlord waives no rights, except those that may be specifically waived herein, and explicitly retains all other rights including, without limitation, the following rights, each of which Landlord may exercise without notice to Tenant, except as provided to the contrary below or elsewhere in the Lease, and without liability to Tenant for damage or injury to property, person or business on account of the exercise thereof, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises and shall not give rise to any claim for set-off or abatement of Rent or any other claim:

                 a) To change the name or street address of the Building and the Project upon no less than ninety (90) prior written notice to Tenant of any changes;

                 b) The exclusive right to use the name of the Building and the Project for all purposes, except that Tenant may use the name on its business address and for no other purpose;

                 c) To install, affix and maintain any and all signs on the exterior and on the interior of the Building or the Property (subject to Tenant's rights as set forth in Section 14 above);

                 d) To decorate or to make repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the buildings, or any part thereof, and for such purposes to enter upon the Premises and during the continuance of any of such work, to temporarily close doors, entry ways, public space and corridors in the Building and to interrupt or temporarily suspend services or use of Common Facilities, all without affecting any of Tenant's obligations hereunder, so long as the Premises are reasonably accessible and usable and the services provided by Landlord hereunder are not unreasonably delayed or interfered with;

                 e) To furnish door keys for the entry door(s) in the Premises on the Commencement Date and to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises. Tenant agrees to purchase only from Landlord additional duplicate keys as required, to change no locks, and not to affix locks on doors without the prior written consent of the Landlord which consent shall not be unreasonably withheld or delayed. Upon the expiration of the Term or Tenant's right to possession, Tenant shall return all keys to Landlord and shall disclose to Landlord the combination of any safes, cabinets or vaults left in the Premises;

                 f) To designate and approve all window coverings used in the Premises;

                 g) To approve the weight, size and location of safes, vaults and other heavy equipment and articles in and about the Premises and the Building so as not to exceed the legal load per square foot designated by the structural engineers for the Building, and to require all such items and furniture and similar items to be moved into or out of the Building and Premises only at such times, in such manner and upon such terms as Landlord shall direct in writing;

                 h) To regulate delivery of supplies and the usage of the loading docks, receiving areas and freight elevators;

                 i) To erect, use and maintain pipes, ducts, wiring and conduits, and appurtenances thereto, behind the walls and columns or above the ceiling of the Premises;

                 j) To grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in the Building or on the Property, provided, however, such reservation shall not prohibit Tenant from obtaining services from any particular service provider;

                 k) To alter the layout, design and/or use of the Building and the Project in such manner as Landlord, in its sole discretion, deems appropriate, so long as the character of the Building as a first class office building is maintained; and,

                 l) The exclusive right to use or dispose of the use of the roof of the Building provided, however, Tenant shall have the right to access the roof of the Building for the installation, operation and maintenance of communication equipment on such terms and conditions as Landlord may reasonably prescribe from time to time.

        44. MISCELLANEOUS.

                 a) ENTIRE AGREEMENT. This Lease represents the entire agreement between the parties hereto and there are no collateral or oral agreements or understandings between Landlord and Tenant with respect to the Premises or the Building. No rights, easements or licenses are acquired in the Property or any land adjacent to the Property by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease.

                 b) MODIFICATION. This Lease shall not be modified in any manner except by an instrument in writing executed by the parties. In addition, Tenant agrees to make such changes to this Lease as are required by any mortgagee, provided such changes do not substantially affect Tenant's rights and obligation under this Lease.

                 c) INTERPRETATION. The masculine (or neuter) pronoun, singular number, shall include the masculine, feminine and neuter genders and the singular and plural number.

                 d) EXHIBITS. Each writing or plan referred to herein as being attached as an Exhibit or otherwise designated herein as an Exhibit hereto is hereby made a part of this Lease.

                 e) CAPTIONS AND HEADINGS. The captions and headings of sections, subsections and the table of contents herein are for convenience only and are not intended to indicate all of the subject matter in the text and they shall not be deemed to limit, construe, affect or alter the meaning of any provisions of this Lease and are not to be used in interpreting this Lease or for any other purpose in the event of any controversy.

                 f) SEVERABILITY. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

                 g) JOINT AND SEVERAL LIABILITY. If two or more individuals, corporations, partnerships or other persons (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other persons to pay the Rent and perform all other obligations under this Lease shall be deemed to be joint and several, and all notices, payments and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other persons shall be deemed to have been given or made by, with or to all of them. In like manner, if Tenant shall be a partnership or other legal entity, the members of which are, by virtue of any applicable law or regulation, subject to personal liability, the liability of each such member shall be joint and several.

                 h) NO REPRESENTATIONS BY LANDLORD. Landlord and Landlord's agents have made no representations, agreements, conditions, warranties, understandings or promises, either oral or written, other than as expressly set forth in this Lease, with respect to this Lease, the Premises, the Building, and/or the Property.

                 i) RELATIONSHIP OF PARTIES. This Lease shall not create any relationship between the parties other than that of Landlord and Tenant.

                 j) CHOICE OF LAW. The terms of this Lease shall be construed under the laws of the Commonwealth of Pennsylvania, and that exclusive jurisdiction and venue shall be in the Court of Common Pleas of the County in which the Property is located without regard to principles of choice or conflict of law; the personam jurisdiction to which each party submits.

                 k) TIME IS OF THE ESSENCE. Time is of the essence in all provisions of this Lease.

        45. ADDITIONAL DEFINITIONS.

                 a) "Date of this Lease" or "date of this Lease" shall mean the date of acceptance and execution of this Lease by the Landlord, following execution and delivery thereof to Landlord by Tenant and that date shall be inserted in the space provided in the Preamble.

                 b) "Landlord" as used in this Lease includes the Landlord named above as well as its successors and assigns, each of whom shall have the same rights, remedies, powers, authorities and privileges as it would have had it originally signed this lease as Landlord. Any such person, whether or not named herein, shall have no liability hereunder for defaults in performance which arise after the date such person no longer owns the Building. Neither Landlord nor any principal of Landlord nor any owner of the Building or the Property, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this Lease, the Premises or the Property, and if Landlord is in breach or default with respect to Landlord's obligations under this Lease or otherwise, Tenant shall look solely to the equity of Landlord in the Premises, the rents, issues and profits thereof and the proceeds therefrom for the satisfaction of Tenant's remedies.

                 c) "Tenant" as used in this Lease includes the Tenant named above as well as its heirs, successors and assigns, each of which shall be under the same obligations, liabilities and disabilities and each of which shall have the same rights, privileges and powers as it would have possessed had it originally signed this Lease as Tenant. Each and every person named above as Tenant shall be bound formally and severally by the terms, covenants and agreements contained herein. However, no such rights, privileges or powers shall inure to the benefit of any assignee of Tenant, immediate or remote, unless the assignment to such assignee is permitted or has been approved in writing by Landlord.

                 d) "Mortgage" and "Mortgagee" as used in this Lease includes any lien or encumbrance on the Premises, the Building or the Property or on any part of or interest in or appurtenance to any of the foregoing, including without limitation any ground rent or ground lease if Landlord's interest is or becomes a leasehold estate. The word "mortgagee" is used herein to include the holder of any mortgage, including any ground Landlord if Landlord's interest is or becomes a leasehold estate. Wherever any right is given to a mortgagee, that right may be exercised on behalf of such mortgagee by any representative or servicing agent of such mortgagee.

                 e) "Person" as used in this Lease includes a natural person, a partnership, a corporation, an association, and any other form of business association or entity.

                 f) "Rent" or "rent" as used in this Lease shall mean all Fixed Basic Rent and Additional Rent and any other rent or other sums due under this Lease reserved under this Lease.

         SECTION 29(b) HEREOF SETS FORTH A WARRANT OR AUTHORITY FOR AS ATTORNEY TO CONFESS JUDGMENT AGAINST TENANT. IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST TENANT, TENANT HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, AND (ON THE ADVICE OF THE SEPARATE COUNSEL OF TENANT, IF TENANT HAS USED COUNSEL IN REGARD TO ENTERING INTO THIS LEASE) UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TENANT HAS OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA.

         IN WITNESS WHEREOF, and in consideration of the mutual entry into this Lease and for other good and valuable consideration, and intending to be legally bound, each party hereto has caused this agreement to be duly executed under seal.

LANDLORD:

Date Signed:________________               Washington Street Associates II, L.P.
                                           By: Washington Street Associates II
                                           Acquisition Corporation

                                           By:__________________________________

                                              Name:_____________________________

                                              Title:____________________________


TENANT:

Date Signed:________________               VIASYS HEALTHCARE INC.

                                           By:__________________________________

                                              Name:_____________________________

                                              Title:____________________________

                                     RIDER A

                       RIGHT OF FIRST OFFER AND EXPANSION


Tenant's rights pursuant to the terms of this Rider A shall be subject to (a) Tenant not being in default after the delivery of notice and beyond any applicable notice and cure periods, if any, under this Lease at the time of the exercise of its rights hereunder, (b) the rights of other tenants of the Building under their leases as the same exist as of the date of this Lease, if any, and (c) such limitations as are imposed by other tenant leases which exist as of the date of this Lease.

At any time following the sixth (6th) month anniversary of the Commencement Date, Landlord shall notify Tenant ("Landlord's Notice") in the event Landlord desires to lease the Marketing Suite as shown on Exhibit A (the "Additional Space") to a third party. In the event Tenant desires to lease the Additional Space from Landlord, it shall provide Landlord with written notice of its election to lease the Additional Space within fifteen (15) days following the date of Landlord's Notice. In the event Tenant elects to lease the Additional Space, the Additional Space shall be added to the Premises by an amendment to this Lease and all the terms and conditions of the Lease shall apply to the Additional Space including the then current rate of Fixed Basic Rent except that Tenant's Operating Expense Share and Tenant's Tax Share shall be adjusted to account for the additional space being leased by Tenant and the Additional Space shall be delivered to Tenant in its then current condition (Landlord not being required to perform any tenant improvements thereto or to provide Tenant with any allowances therefor) within sixty (60) days of Tenant's election to lease such space. If Tenant shall not elect to lease such Additional Space within such fifteen (15) day period, then Tenant's rights to lease the Additional Space shall lapse and terminate, and Landlord may, at its discretion, lease the Additional Space on such terms and conditions as Landlord shall determine. Landlord shall not lease the Additional Space to any party during the first six
(6) months following the Commencement Date without Tenant's consent, which consent may be withheld in Tenant's sole discretion.

In addition to the foregoing, and so long as Tenant has not previously elected not to lease the Additional Space following Landlord's Notice, Tenant upon written notice to Landlord, given at any time following the eighteenth full calendar month of the Term, shall be permitted to lease the Additional Space. If Tenant so elects to expand the Premises to include the Additional Space, the Additional Space shall be delivered to Tenant within sixty (60) days of Landlord's receipt of Tenant's notice and shall be added to the Premises by amendment to this Lease as provided above.

Tenant's rights hereunder shall not include the right to lease less than all of the Additional Space.

Landlord shall construct the Additional Space in accordance with the plans and specifications attached hereto as Exhibit K and in the event Tenant elects to occupy the Additional Space, the Additional Space shall be delivered to Tenant with the improvements specified on such Exhibit K unless otherwise expressly provided thereon, Tenant acknowledging that Landlord shall be permitted to remove any furniture, fixtures and equipment which may be located in the Additional Space from time to time prior to the exercise of Tenant's rights hereunder. Landlord shall, anything in this Right of First Offer and Expansion to the contrary notwithstanding, and at


                                   Rider A-1

Landlord's sole cost and expense, make any repairs and improvements to the Additional Space necessitated either by the installation or removal of any furniture, fixtures or equipment which Landlord may determine to remove.



                                    Rider A-2

                                    RIDER B

                                 RENEWAL OPTION

Tenant is hereby granted one option to renew this Lease upon the following terms and conditions:

Tenant shall not be in default, after the delivery of notice and beyond any applicable notice and cure periods, if any, under this Lease at the time of the exercise of its rights hereunder and shall be in possession of the Premises pursuant to this Lease.

Notice of the exercise of the option shall be sent to the Landlord in writing at least nine (9) months but not more than fifteen (15) months before the expiration of the Term.

The renewal term shall be for a period of five (5) years and three (3) months, to commence at the expiration of the Term, and all of the terms and conditions of this Lease, except as expressly set forth below, shall apply during any such renewal term.

The annual Fixed Basic Rent to be paid during the renewal term shall be calculated and payable as follows:

                               Rate Per
                Rentable       Rentable            Yearly           Monthly
   Months        Sq. Ft.       Sq. Foot             Rate          Installment
                          (net of utilities)
     1-3         7,964         $ 0.00               None             None
    4-15         7,964         $ 35.00           $278,740.00      $23,228.33
    16-27        7,964         $ 35.50           $282,722.00      $23,560.17
    28-39        7,964         $ 36.00           $286,704.00      $23,892.00
    40-51        7,964         $ 36.50           $290,686.00      $24,223.83
    52-63        7,964         $ 37.00           $294,668.00      $24,555.67


As indicated above, Tenant shall be entitled to three (3) months abatement of Fixed Basic Rent during the first three (3) calendar months of the renewal term. In addition to the foregoing, in the event Tenant does not elect to renew the term of this Lease as provided in this Rider B, but rather enters into a new lease for space, owned by Washington Street Associates II, L.P. or another affiliate of O'Neill Properties Group, L.P. with a term commencing within six
(6) months after the expiration of the Term hereof, then Tenant shall be entitled to three (3) months abatement of Fixed Basic Rent during the first three (3) months of the term of such new lease.

                                  [End of Page]


                                    Rider B-1

                                    EXHIBIT A

                                    PREMISES



                                    Rider B-1

                                    EXHIBIT B

                          LEGAL DESCRIPTION OF PROPERTY

                                    EXHIBIT C

                        BUILDING AND PREMISES MEASUREMENT

                                    EXHIBIT D

                                   WORK LETTER
                          ATTACHED TO AND MADE PART OF
                              OFFICE LEASE BETWEEN
               WASHINGTON STREET ASSOCIATES II, L.P.. AS LANDLORD,
                        AND VIASYS HEALTHCARE, AS TENANT

         As material inducement to Tenant to enter into the Lease, and in consideration of the covenants herein contained, Landlord and Tenant, intending to be legally bound, agree as follows:

         1. LEASE: DEFINED TERMS. The Lease is hereby incorporated by reference to the extent that the provisions of this Work Letter apply thereto. Terms not otherwise defined in this Work Letter shall have the meanings given to them in the Lease.

         2. PREMISES WORK. Tenant has prepared its initial tenant improvement plans and specifications which together with Tom Tadley's August 8 , 2001 letter to O'Neill Properties Group and an August 9 , 2001 memorandum from O'Neill Properties Group are attached hereto (collectively, the "Initial Plans") as
Schedule 1. Promptly following the execution of the Lease, Landlord and Tenant shall mutually endeavor to complete architectural plans and specifications and related design plans for the improvement of the Premises (the "Premises Work"), to be prepared by Thomas E. Hall Associates (the "Architect") which shall provide improvements equivalent or better in quality than the Minimum Standard Tenant Improvements (as set forth on Schedule 2), shall identify all items requiring more than four (4) weeks to obtain after ordering ("Long Lead Items"), shall be substantially consistent with the Initial Plans and shall show the following details: partition layout (dimensioned); door location and door schedule; reflected ceiling plans; electric outlets with locations dimensioned; occupancy requirements by room or space; all necessary drawings, sections, details and specifications for special equipment and fixtures; carpentry and millwork; color schedule of all finish items; floor coverings; wall coverings; other special finishes; requirements for special air-conditioning, plumbing and electrical needs; specifications of all specialty systems or equipment to be installed in the Premises; and such other details, drawings and specifications to adequately represent the Premises Work. Following approval of such plans, Tenant shall cause Tenant's engineers to prepare such mechanical plans, electrical plans, fire protection plans, plumbing plans and structural plans as are required for the Premises Work (together, the "Mechanical Plans") (such architectural plans and specifications and related Mechanical Plans are together referred to as the "Premises Plans").

         3.   SCHEDULE; CONTRACT; CONSTRUCTION

              (a) Landlord and Tenant have caused the Premises Plans to be reviewed, approved and completed in accordance with the schedule attached hereto as Schedule 3.

              (b) As soon as practicable after full execution of this Lease, Landlord shall enter into a construction contract with a contractor (the "Construction Contract") for the performance of the Premises Work. The total cost of the Premises Work shall include the cost of the Premises Plans, permit and inspection fees relating to the Premises Work, the cost of the Construction Contract and an overhead, general conditions and administrative fee equal to five percent (5%) of the Premises Work Costs (collectively, the "Premises Work Costs").

         4.   CONSTRUCTION.

                  (a) Landlord shall provide all labor, materials, and expertise necessary for the Premises Work and the Base Building Work (as set forth on Schedule 4 attached hereto). Landlord reserves the right, however: (i) to make substitutions of material of equivalent grade, quality and usefulness when and if any specified material shall not be readily and reasonably available, and
(ii) to make reasonable changes necessitated by conditions met in the course of construction which shall not substantially deviate from the intended results of the Premises Plans; provided in either case that Tenant's consent is first obtained, which consent shall not be unreasonably withheld and shall be given or denied promptly so as not to unreasonably delay construction.

                  (b) Landlord shall perform, or cause to be performed, Premises Work in accordance with the Premises Plans such that same is Substantially Completed (as defined below) on or before the Target Date. The Premises shall be deemed substantially completed ("Substantially Completed" or "Substantially Complete") when Tenant is in receipt of a Certificate of Occupancy or Temporary Certificate of Occupancy (punchlist items excepted) and when the Building lobbies, common areas, passenger elevators and freight elevators, if any, are all substantially complete and functioning and the parking fields serving the Building are complete. The period of time for Landlord to Substantially Complete the Premises shall be extended for additional periods of time equal to the actual time lost by Landlord or Landlord's contractors and timely reported to Tenant by Landlord, subcontractors or suppliers due to strikes or other labor troubles; changes to the Premises Plans; Tenant Delay (as defined below); governmental restrictions and limitations; unavailability or delays in obtaining fuel, labor or materials; war or other national emergency; accidents; floods; defective materials; fire damage or other casualties; adverse weather conditions; or any cause similar or dissimilar to the foregoing which is beyond the reasonable control of Landlord or Landlord's contractors, subcontractors or suppliers.

                  (c) Except as permitted by paragraph 4(a) above, changes in the Premises Work may be accomplished only by a Change Order (defined below). Tenant shall have the right to require changes in the Premises Work by making a written demand to Landlord describing the required change, but Landlord shall not perform any requested change unless a Change Order is issued with respect thereto. As used in this Work Letter, a "Change Order" shall mean a written instrument prepared by Landlord and signed by Landlord and the Tenant stating their agreement upon all of the following: (i) the change in the Premises Work;
(ii) the extent of the adjustment in the Premises Work Cost; and (iii) the extent of the adjustment in the Target Date, if any. Landlord shall act reasonably and diligently in preparing a Change Order following its receipt of Tenant's demand therefor. Changes in the Premises Work Cost due to a Change Order shall be limited to (x) the actual net increase in the costs of the Premises Work including a five percent (5%) overhead, general conditions and administration fee but without any further mark-up by Landlord, plus (y) if the Change Order results in an extension of the Target Date after having accounted for any delays not attributable to Tenant Delay, a sum equal to the per diem Fixed Basic Rent that would have otherwise been paid by Tenant for the period by which the Commencement Date is delayed due to such Change Order, as agreed by Landlord and Tenant in such Change Order.

                  (d) Landlord shall provide Tenant with not less than ten (10) days prior notice of the date Landlord anticipates the Premises Work to be Substantially Completed. Three (3) business days prior to the date when Landlord anticipates the Premises Work will be Substantially Completed, Landlord and Tenant shall inspect the Premises. Upon completion of the inspection, unless Tenant shall notify Landlord in writing regarding any observed deficiencies in the Premises Work that go beyond punch list items, which notice shall be delivered to Landlord, if at all, within five (5) business days next following Tenant's inspection, it shall be presumed that the Premises Work is Substantially Completed, except for punch list items. Within three (3) business days after the Premises Work is Substantially Completed, Landlord and Tenant shall inspect the Premises, and Tenant shall create a punch list of minor finishing and adjustment or other work which Landlord has not completed substantially in accordance with the Premises Plans or which needs to be repaired or corrected. Landlord agrees to complete the items set forth on the punch list within sixty (60) days of receipt of such list. Failure to include an item on the punch list will not diminish the responsibility of Landlord to complete all Premises Work in accordance with the Premises Plans. Any dispute as to whether a particular item constitutes a punchlist item shall be resolved by the reasonable determination of Landlord's Architect.

         5. PREMISES WORK COSTS. Landlord shall perform the Premises Work at its sole cost and expense. If the costs of the Premises Work is increased due to a Change Order Tenant shall pay the excess amount to Landlord within thirty (30) days after Tenant's receipt of Landlord's written invoice for same, which request shall specify the nature and amount of the cost for which payment is sought together with reasonable supporting documentation.

         6. TENANT DELAY. As used in this Work Letter, the term "Tenant Delay" shall mean any:

                           (i) delays caused by Tenant's failure to comply with
the specific time periods established in this Work Letter;

                           (ii) delays resulting from Long Lead Items not being
available , where Tenant fails to select an alternative item within three
(3) business days next following Tenant's receipt of written notice from Landlord advising of the unavailability of the Long Lead Item and offering at least two (2) reasonable alternatives therefor;

                           (iii) delays agreed to in a Change Order (not to
exceed the amount of time agreed to pursuant to Paragraph 4(c) for the extension of the Target Date);

                           (iv) delays, not caused by Landlord, in furnishing
materials or procuring labor for completion of the Premises Work with respect to improvements which are not customarily provided by Landlord for office tenants in the Building provided that the Premises Plans have, prior to approval by Landlord and Tenant, been annotated by Landlord to clearly designate improvements not customarily provided by Landlord for office tenants in the Building; and provided, further, that upon determination that a delay with respect to such improvements is likely to occur, Landlord has so advised Tenant and Tenant has not elected within three (3) business days next following Tenant's receipt of such written notice, to select reasonable alternative improvements suggested by Landlord which will eliminate such delay;

                           (v) delays caused by Tenant Work (as defined in

paragraph 7 below) actually interfering with the progress of Premises Work, where such interference persists for one (1) business day after written notice is received by Tenant from Landlord advising with regard thereto; or

                           (vi) Tenant's failure to execute this Lease on or
before October 5, 2001.

Landlord shall promptly advise Tenant in writing of the occurrence of any Tenant Delay, provided, however, such failure shall not excuse the delay. Landlord shall at all times use commercially reasonable efforts to mitigate any such Tenant Delay.

         7. TENANT WORK. Tenant shall have access to the Building and the Premises during normal working hours prior to the date of substantial completion for the purpose of (i) installing voice and data cabling, (ii) installing furniture, fixtures and equipment within the Premises and (iii) taking measurements, and (iv) performing other work approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed (collectively, "Tenant Work"); provided, however, that in connection with the performance of Tenant Work, Tenant shall use reasonable efforts to avoid interfering with or delaying the completion of Premises Work. Tenant Work shall be subject to the reasonable coordination of Landlord and Tenant's Architect.

         8.   WORK STANDARDS.

                  (a) Landlord shall cause Premises Work and the Base Building Work to be done in a good and workmanlike manner in conformity with the Premises Plans and all applicable federal, state and local laws, ordinances and building and zoning codes, and requirements of public authorities and insurance underwriters. Landlord shall cause the Architect to prepare the Premises Plans in accordance with applicable law, codes and regulations. Landlord shall cause Premises Work to be carried forward expeditiously and with adequate work forces so as to achieve Substantial Completion of the Premises on or before the Target Date (as defined in the Lease). Landlord shall comply with and give all notices required by all applicable federal, state and local laws, ordinances and building codes, and requirements of public authorities and insurance underwriters. Landlord shall be responsible for initiating, maintaining, and supervising all safety precautions and programs in connection with performance of Premises Work. Landlord shall be responsible for the removal of all debris within and adjacent to the Premises, except debris created by Tenant's Work. Landlord shall obtain all customary warranties available from contractors and manufacturers in connection with Premises Work. Landlord shall enforce all warranties from contractors and manufacturers on behalf of Landlord and Tenant to the extent such warranties are not solely in favor of Tenant. Landlord, without cost to Tenant, shall promptly repair, replace, restore, or rebuild any work included in Premises Work that Landlord has been given notice (during the one (1) year period following the Commencement Date) contains defects in material or workmanship, or to which damage has occurred because of such defects. Without limitation of the foregoing, Landlord shall, without cost to Tenant, promptly repair, replace, restore, or rebuild any work included in Premises Work that Landlord has been given notice contains latent defects in material or workmanship, or to which damage has occurred because of latent defects in material or workmanship.

                  (b) Tenant shall cause the Tenant Work to be done in a good and workmanlike manner in conformity with all applicable federal, state and local laws, ordinances and building codes, and requirements of public authorities and insurance underwriters. Tenant shall secure and pay for all permits and fees, licenses, and inspections necessary for the proper execution and completion of the Tenant Work. Tenant shall comply with and give all notices required by all applicable federal, state and local laws, ordinances and building codes, and requirements of public authorities and insurance underwriters. Tenant shall be responsible for initiating, maintaining, and supervising all safety precautions and programs in connection with performance of the Tenant Work. Tenant shall procure insurance of the types and coverage amounts required pursuant to the Lease or as otherwise may be appropriate given the nature and extent of Tenant's Work. Tenant shall be responsible for the removal of all debris within and adjacent to the Premises created by Tenant's Work.

                                   SCHEDULE 1

                                  INITIAL PLANS


                  1. Plans prepared by Thomas E. Hall Associates: CS.1, A 0.1, A 1.1 and A1.2 each dated August 22, 2001 and approved by Tenant on or before August 31, 2001.

                  2. Memorandum for Craig Guers to Tom Coyne and John Spitz dated August 9, 2001 (see attached).

                  3. Letter from Tom Tadley to Thomas Coyne dated August 8, 2001 (see attached).

                                   SCHEDULE 2
                      MINIMUM STANDARD TENANT IMPROVEMENTS

                                   SCHEDULE 3
                           PLAN/CONSTRUCTION SCHEDULE


   Select contractor by:      Within two (2) business days of Lease execution

   Construction start:        Within three (3) business days of Lease Execution

   Occupancy by:              Target Date

                                   SCHEDULE 4


                   BASE BUILDING CORE AND SHELL SPECIFICATIONS

                                    EXHIBIT E

                                BUILDING HOLIDAYS

* NEW YEAR'S DAY *


* MEMORIAL DAY *


* INDEPENDENCE DAY *


* LABOR DAY *


* THANKSGIVING DAY *


* CHRISTMAS DAY *

                                    EXHIBIT F

                            JANITORIAL SPECIFICATIONS

                                    EXHIBIT G

                              RULES AND REGULATIONS

1. OBSTRUCTION OF PASSAGEWAYS: The sidewalks, entrance, passages, courts, elevators, vestibules, stairways, corridors and public parts of the Building shall not be obstructed or encumbered by Tenant or used by Tenant for any purpose other than ingress and egress. Landlord shall, at Landlord's expense, keep the sidewalks and curbs directly in front of the Premises and the Building clean and free from ice, snow and refuse.

2. WINDOWS: Windows in the Premises shall not be covered or obstructed by Tenant. No bottles, parcels or other articles shall be placed on the window sills, in the halls, or in any other part of the Building other than the Premises. No article shall be thrown out of the doors or windows of the Premises.

3. PROJECTIONS FROM BUILDING: No awnings, air-conditioning units, or other fixtures shall be attached to the outside walls or the window sills of the Building or otherwise affixed so as to project from the Building, without prior written consent of Landlord.

4. SIGNS: No sign or lettering shall be affixed by Tenant to any part of the outside of the Premises, or any part of the inside of the Premises so as to be clearly visible from the outside of the Premises, without the prior written consent of Landlord. However, Tenant shall have the right to place its name on any door leading into the Premises the size, color and style thereof to be subject to the Landlord's approval.

5. FLOOR COVERING: Tenant shall not lay linoleum or other similar floor covering so that the same shall come in direct contact with the floor of the Premises. If linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall first be fixed to the floor by a paste or other material that may easily be removed with water, the use of cement or other similar adhesive material being expressly prohibited.

6. LOCKS: Tenant, before closing and leaving the Premises, shall ensure that all windows are closed and entrance doors locked.

7. CONTRACTORS: No contract of any kind with any supplier of towels, water, toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste paper, rubbish, garbage, or other like service shall be entered into by Tenant, nor shall any machine of any kind (other than those typically used by general office users) be installed in the Premises without the prior written consent of the Landlord. Tenant shall not employ any persons other than Landlord's janitors for the purpose of cleaning the Premises without prior written consent of Landlord. Landlord shall not be responsible to Tenant for any loss of property from the Premises however occurring, or for any damage to the effects of Tenant by such janitors or any of its employees, or by any other person or any other cause.

8. PROHIBITED ON PREMISES: Tenant shall not conduct, or permit any other person to conduct, any auction upon the Premises, manufacture or store goods, wares or merchandise upon the Premises without the prior written approval of Landlord, except the storage of usual supplies and inventory to be used by Tenant in the conduct of its business, permit the Premises to be used for gambling, make any unusual noises in the Building, permit to be played musical instrument on the Premises, permit any radio to be played, or television, recorded or wired music in such loud manner as to disturb or annoy other tenants, or permit any unusual odors to be produced on the Premises. Tenant shall not permit any portion of the Premises to be occupied as an office for a public stenographer or typewriter, or for the storage, manufacture, or sale of intoxicating beverages, narcotics, tobacco in any form or as a barber or manicure shop. Canvassing, soliciting and peddling in the Building and the Premises are prohibited and Tenant shall cooperate to prevent the same. No vehicles or animals of any kind shall be brought into or kept in or about the Premises. Bicycles are to be stored at bike racks, if available.

9. PLUMBING AND ELECTRIC FACILITIES: Plumbing facilities shall not be used for any purpose other than those for which they were constructed; and no sweepings, rubbish, ashes, newspaper or other substances of any kind shall be thrown into them. Waste and excessive or unusual amounts of electricity or water is prohibited.

10. MOVEMENT OF FURNITURE, FREIGHT OR BULKY MATTER: The carrying in or out of freight, furniture or bulky matter of any description must take place during such hours as Landlord may from time to time reasonably determine and only after advance notice to the superintendent of the Building. The persons employed by Tenant for such work must be reasonably acceptable to the Landlord. Tenant may, subject to these provisions, move freight, furniture, bulky matter, and other material into or out of the Premises during normal business hours, and on Saturdays between the hours of 9:00 a.m. and 1:00 p.m., provided Tenant pays additional costs, if any, incurred by Landlord for elevator operators or security guards, and for any other expenses occasioned by such activity of Tenant. There shall not be used in the Building or Premises, either by Tenant or by others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards, and no hand trucks will be allowed in the elevators without the consent of the superintendent of the Building.

11. SAFES AND OTHER HEAVY EQUIPMENT: The Building is designed to normal building standards for floor-loading capacity. Tenant shall not use the Premises in such ways which, in Landlord's judgment, exceed such load limits. Landlord reserves the right to prescribe the weight and position of all safes and other heavy equipment so as to distribute properly the weight thereof and to prevent any unsafe condition from arising.

12. ADVERTISING: Landlord shall have the right to prohibit any advertising by Tenant which in Landlord's reasonable opinion tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

13. AFTER HOURS USE: Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. and at all hours on Saturdays, Sundays and Building Holidays, all persons who do not possess a card key or key punch access code issued by Tenant. Each Tenant shall be responsible for all persons for whom such a keys or codes are issued and shall be liable to the Landlord for the acts of such persons.

14. PARKING: Tenant and its employees shall park their cars only in those portions of the parking area designated by Landlord.

                                   -- END --

                                    EXHIBIT H

                           TENANT ESTOPPEL CERTIFICATE

TO:      ______________________ ("_______") pursuant to that certain _________
Agreement (the "Agreement") dated _________, 200_, by and between _________ and ____________________________________________ ("Landlord").

        1. The undersigned ("Tenant") is the tenant under that certain Office Space Lease dated __________, 200__, by and between Landlord and Tenant (the "Lease"), covering a portion of those certain premises commonly known and designated as_____________________________________, Pennsylvania, consisting of approximately ________ square feet (the "Premises"). A true, complete and correct copy of the Lease is attached hereto as Exhibit "A".

        2. The Lease has not been modified, changed, altered or amended in any respect (except as indicated following this sentence) and is the only lease or agreement between the undersigned and the Landlord affecting the Premises. If none, state "none".

________________________________________________________________________________

__________________________________________________________________

3. The undersigned has made no agreements with Landlord or its agents or employees, which are not described in the Lease concerning free rent, partial rent, rebate of rental payments or any other type of rental concession with respect to the Lease (except as indicated following this sentence). If none, state "none".

________________________________________________________________________________

___________________________________________________________________

        4. The undersigned accepted possession of the Premises on ____________, 200_, currently occupies the Premises and has been open for business since __________, 200_. The current term of the Lease began on __________, 200_. The current term of the Lease will expire on __________, 200_, and Tenant has no present right to cancel or terminate the Lease under the terms thereof, or otherwise. No rent payable pursuant to the Lease has been prepaid for more than one (1) month, and no monies otherwise payable to Landlord under the Lease have been paid in advance of the due date therefor as set forth in the Lease. The Fixed Basic Rent currently being paid under the Lease is $__________ per month. Future changes to the Fixed Basic Rent are as set forth in the Lease. The undersigned also pays amounts on account of its share of Operating Expenses, as set forth in the Lease, which amounts have been paid to and including _________, 200_.

        5. The Lease is fully valid and enforceable and is currently in full force and effect. To Tenant's knowledge, Landlord is not in default of thereunder (except as indicated below), Tenant has not received any notice of default from Landlord and, to its knowledge, is not in default thereunder (except as indicated below), and (except as indicated below) all conditions and obligations on the part of Landlord to be fulfilled under the terms of the Lease have been satisfied or fully performed including, without limitation, all required tenant improvements, allowances, alterations, installations and construction, and payment therefor has been made in full. To Tenant's knowledge, Tenant has no offset, claim, defense or counterclaim against any rent or other sum payable by Tenant under the Lease or against any other obligation of Tenant under the Lease (except as indicated below). To Tenant's knowledge, no condition exists which with the giving of notice or the passage of time, or both, would constitute a default under the Lease.

______________________________________________________________________________

        6. Tenant has not suffered any assignment of the Lease or sublet the Premises or any portion thereof, and no person or entity, other than Tenant, has any possessory interest in the Premises or right to occupy the Premises or any portion thereof, except as permitted under the Lease or as previously approved by Landlord.

        7. Tenant claims no right, title or interest in or to the Premises or right to possession of the Premises, except as tenant under the terms of the Lease. The Lease does not contain and the undersigned does not have any outstanding options or rights of first refusal to purchase the Premises or any portion thereof or the Property of which the Premises are a part, except as otherwise set forth below. If none, state "none".

________________________________________________________________________________

_______________________________________________________________________

        8. No actions, whether voluntary or otherwise, are pending against the undersigned under the bankruptcy laws of the United States or any state thereof, and Tenant knows of no fact or pending or threatened claim or litigation that might result in the insolvency or bankruptcy of Tenant.

        9. To Tenant's knowledge, and except as noted below, All inspections, licenses, permits, consents, permissions, approvals and certificates required, whether by law, regulation or insurance standards, to be made or issued with respect to the conduct of Tenant's business, the Premises and the use and occupancy of the Premises by Tenant have been made by or issued by all appropriate governmental or quasi-governmental authorities or other authorities having jurisdiction over the Premises and/or Tenant's business, are in full force and effect, and Tenant has not received notification from any such authority that Tenant or the Premises is in material noncompliance with such laws, regulations or standards, that the Premises is being used, operated or occupied unlawfully or that Tenant has failed to obtain such inspections, permits, consents, permissions, approvals, licenses or certificates, as the case may be. Tenant has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license, permit, consent, permission, approval or certificate.___________________________________________

_______________________________________________________________________________

        10. This certification is made as of the date noted below knowing that ______________________ is relying upon the truth of this Tenant Estoppel Certificate in [entering into the Agreement,] [providing such financing] and that [the acquisition of the Premises by __________________________ pursuant to the Agreement] [the financing provided to Landlord] shall be deemed good and valuable consideration to Landlord for the foregoing representations made by Tenant.

Dated this ____ day of _________, 200_.


                                        TENANT:

                                        _______________________________________,

                                        a ______________________________________


                                        BY:_____________________________________

                                           Name:________________________________

                                           Title:_______________________________

                                    EXHIBIT I

                           CONFIRMATION OF LEASE TERM

         THIS MEMORANDUM is made as of the ___ day of _________, 2001, between ____________, a _____, with an office at ____________("Landlord") and ______,
a______, with its principal place of business at ______________________________
______________________ ("Tenant"), who entered into a lease dated for reference purposes as of ___________ __, 2001 (the "Lease"), covering certain premises located at _____________________. All capitalized terms, if not defined herein, shall be defined as they are defined in the Lease.

         1. The Parties to this Memorandum hereby agree that the date of ______________, 2001 is the "Commencement Date" of the Term and the date
_________ is the expiration date of the Lease.

         2.       Tenant hereby confirms the following:

                  (a) That it has accepted possession of the Premises pursuant to the terms of the Lease;

                  (b)      That the Premises Work has been Substantially
         Completed;

                  (c) That the $______ Security Deposit has been paid as provided in the Lease;

                  (d) That as of the date first written above there is no default by Landlord under the Lease and the Lease is in full force and effect.

         3. Landlord hereby confirms that as of the date first written above there is no default by Tenant under the Lease and the Lease is in full force and effect.

         4. This Memorandum, each and all of the provisions hereof, shall inure to the benefit, or bind, as the case may require, the parties hereto, and their respective successors and assigns, subject to the restrictions upon assignment and subletting contained in the Lease.

LANDLORD:

Date Signed:________________                 ___________________________________

                                             BY:________________________________

                                             By:________________________________

                                                Name:___________________________

                                                Title:__________________________

TENANT:

Date Signed:________________                 ___________________________________

                                             BY:________________________________

                                             By:________________________________

                                                Name:___________________________

                                                Title:__________________________

                                    EXHIBIT J

                                   COMPETITORS

1.       GE Medical
2.       Tyco
3.       Respironics
4.       Res-Med
5.       Drager
6.       Siemens Medical
7.       XL Tech
8.       Bio-logic
9.       Zimmer
10.      Johnson & Johnson
11.      Stryker

                                    EXHIBIT K

                    ADDITIONAL SPACE PLANS AND SPECIFICATIONS




                                      K-1